Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

CREDIT AGREEMENT

among

ESPORTS TECHNOLOGIES, INC.

as the Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER,

as Guarantors

and

CP BF LENDING, LLC,

as Lender

Dated as of November 29, 2021

TABLE OF CONTENTS

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EXHIBITS

Exhibit A: Form of Guaranty

Exhibit B: Form of Compliance Certificate

Exhibit C: Form of U.S. Security Agreement

Exhibit D: Form of Solvency Certificate

Exhibit E: Aspire ECF Certificate

Exhibit F: Term Note

SCHEDULES

Schedule 1.1 Foreign Security Documents

Schedule 3.1(b) Organizational and Capital Structure

Schedule 3.1(l) Possessory Collateral

Schedule 3.1(r) Litigation

Schedule 4.1(k) Beneficial Owners of Capital Stock

Schedule 4.1(r) Material Contracts

Schedule 5.7 Controlled Accounts

Schedule 5.23 Post-Closing Covenants

Schedule 6.1 Existing Indebtedness

Schedule 6.2 Existing Liens

Schedule 6.5 Existing Investments

Schedule 6.9 Closing Date Jurisdictions

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CREDIT AGREEMENT, dated as of November 29, 2021, among Esports Technologies, Inc., a Nevada corporation (the “Borrower”), the Guarantors (as defined below), and CP BF Lending, LLC, a Delaware limited liability company (together with its successors, assigns and Related Parties, “Lender”).

RECITALS

WHEREAS, the Borrower has requested, and Lender has agreed to provide a senior secured term loan facility, but only to the extent and on the conditions set forth herein; and

WHEREAS, the Borrower will use the proceeds of the Loan (a) to pay the purchase price for the acquisition of Karamba Limited, a limited liability company incorporated and existing under the laws of Malta bearing registration number C99777 (“Karamba”) (the “Acquisition”), (b) to pay its transaction fees and expenses in respect of this Agreement and the transactions contemplated hereby, and (c) for general working capital and other corporate purposes.

NOW THEREFORE, in consideration of the premises, mutual covenants, and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article I
Defined Terms

Section 1.1. Definitions. As used in this Agreement, including, without limitation, the preamble, recitals, exhibits and schedules hereto, the following terms have the meanings stated:

“Account Bank” means JPMorgan Chase Bank, N.A. and any successor thereto, acceptable to Lender.

“Acquisition” has the meaning set forth in the recitals.

“Acquisition Agreement” means that certain Share Purchase Agreement, dated as of October 1, 2021, among Aspire Global International Limited, a company incorporated under the laws of Malta, bearing company registration number C 42296, AG Communications Limited, a company incorporated under the laws of Malta, bearing company registration number C 48328, Aspire Global 7 Limited, a company incorporated under the laws of Malta, bearing company registration number C 89966 and Aspire Global, as sellers, EP Tech, as purchaser, the Borrower and Karamba, as may be amended, supplemented or otherwise modified from time to time as permitted hereunder.

“Action” against a Person means an action, suit, litigation, arbitration, investigation, complaint, contest, hearing, inquiry, inquest, audit, examination or other proceeding (whether actual, threatened, or pending) against or affecting such Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or in equity, before any arbitrator or Governmental Body.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote five percent (5%) or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

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“Anti-Corruption Laws” has the meaning set forth in Section 4.1(w)(iii).

“Anti-Money Laundering Laws” means Regulations applicable to any Credit Party or any Subsidiary thereof related to terrorism financing or money laundering, including, without limitation, the Bank Secrecy Act as amended by Title III of the USA PATRIOT Act.

“Applicable Prepayment Premium” means an amount of interest, including PIK Interest, fees, charges, expenses and payments Lender would have received had the Loan (or relevant portion thereof) remained outstanding through the eighteen-calendar month anniversary of the Closing Date.

“Approved Fund” means any Fund that is administered or managed by Lender, an Affiliate of Lender, or an entity or an Affiliate of an entity that administers or manages Lender.

“Aspire Business” means the business and operations of the Karamba Assets and any growth, expansion and/or acquisitions of related iGaming and Sportbook Games (for the avoidance of doubt, excluding the business and operations of the Borrower and its Subsidiaries that generate “esports revenue” (as such business and operations are in effect on the Closing Date prior to giving effect to the Acquisition but giving effect to any subsequent growth or expansion thereof)).

“Aspire Business Account” means that certain deposit account in the name of the Borrower at the Account Bank to collect all revenue relating to the Aspire Business.

“Aspire Business EBITDA” means, for any period, an amount determined for the Aspire Business equal to:

(a)               Aspire Business Net Income for such period; plus

(b)               to the extent deducted in determining Aspire Business Net Income for such period, the sum (without duplication) of:

(i)               Aspire Business Interest Expense;

(ii)              total tax expense for taxes based on income, profits or capital gains;

(iii)             total depreciation expense;

(iv)             total amortization expense;

(v)              fees and expenses or charges relating to the Acquisition and the entry by the Credit Parties into this Agreement and the other Credit Documents and the borrowing hereunder that are incurred prior to or within ninety (90) days after the Closing Date and approved by lender in its commercially reasonable discretion;

(vi)            non-recurring fees and expenses or charges paid or taken in connection with the integration of the Aspire Business in the twelve (12) months following the Closing Date including (but not limited to), restructuring and integration charges and retention, recruiting, relocation and signing bonuses and expenses as determined or approved by Lender in its commercially reasonable discretion; and

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(vii)          other one-time, non-recurring, or non-cash charges, each as determined in Lender’s sole discretion, each with the effect of reducing Aspire Business Net Income for such period but excluding any such charges to the extent they represent (A) a write-down of Accounts (as defined in the UCC) or Inventory (as defined in the UCC), (B) an accrual or reserve for potential cash charges in any future period, or (C) amortization of a prepaid cash charge that was, in either case, paid in a prior period;

minus

(c)               to the extent included in determining Aspire Business Net Income for such period, the sum (without duplication) of:

(i)                total interest income;

(ii)              total tax credit for taxes based on income, profits or capital gains;

(iii)            other one-time, non-recurring, or non-cash gains, each as determined in Lender’s sole discretion, which increase Aspire Business Net Income for such period; and

(d)               any non-cash charges previously added-back to determine Aspire Business EBITDA pursuant to clause (b)(vii) above to the extent that, during such period such non-cash charges have become cash charges.

“Aspire Business Interest Coverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (x) Aspire Business EBITDA for the four-Fiscal Quarter period ending on such date to (y) Aspire Business Interest Expense paid in cash with respect to the four-Fiscal Quarter period ending on such date; provided, however, that for purposes of calculating the Aspire Business Interest Coverage Ratio, (i) (A) cash interest expense for each of the Fiscal Quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 shall be deemed to be $[***] and (B) cash interest expense for the period from October 1, 2021 through November 30, 2021 shall be deemed to be $[***] and (ii) (A) Aspire Business EBITDA for each of the Fiscal Quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 shall be deemed to be $[***] and (B) Aspire Business EBITDA for the period from October 1, 2021 through November 30, 2021 shall be deemed to be $[***].

“Aspire Business Interest Expense” means, for any period, without duplication, (i) total cash interest expense in respect of the Loan and (ii) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Aspire Business with respect to all outstanding Indebtedness of the Aspire Business.

“Aspire Business Net Income” means, for any period, an amount equal to the net income (or loss) of the Aspire Business for such period determined in conformity with GAAP; provided, the following shall be excluded (to the extent otherwise included therein) in determining Aspire Business Net Income for such period:

(a)               the income or loss of any Person in which any other Person (other than the Borrower or any of its Subsidiaries) has a minority interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period;

(b)               the income or loss of any Person earned prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries; and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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(c)               the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its organizational documents or any contractual obligations or pursuant to any law applicable to that Subsidiary.

“Aspire Business Net Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (x) Consolidated Net Secured Debt as of such day, to (y) Aspire Business EBITDA for the four-Fiscal Quarter period ending on such date; provided, however, that for purposes of calculating the Aspire Business Net Leverage Ratio, (i) Aspire Business EBITDA for each of the Fiscal Quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 shall be deemed to be $[***] and (ii) Aspire Business EBITDA for the period from October 1, 2021 through November 30, 2021 shall be deemed to be $[***].

“Aspire Carve-Out Financial Statements” means the Combined Carve-Out Financial Statements (as defined in the Acquisition Agreement).

“Aspire ECF Certificate” means a certificate substantially in the form of Exhibit E.

“Aspire ECF Prepayment Credit Amount” means, as of any date of determination, (a) the amount of any optional prepayments of the Loan made in accordance with Section 2.7 during the three (3) full calendar months preceding such date minus (b) the portion of such amount that has been applied to reduce the Aspire Excess Cash Flow Amount in any prior period in accordance with Section 2.8(g)(ii).

“Aspire Excess Cash Flow” means, for any period, an amount (if positive) equal to:

(a)               Aspire Business EBITDA for such period; minus

(b)               the sum, without duplication, of the following:

(i)                the amount of cash interest expense in respect of the principal amount of the Loan for such period; plus

(ii)              total tax expense for the Aspire Business calculated using an effective tax rate of 7.5% (provided that such effective tax rate may be changed upon mutual agreement of the Borrower and Lender (consent of either party not to be unreasonably withheld) for statutory tax changes or to more accurately reflect the effective cash tax rate of the Aspire Business), as set forth in the applicable Aspire ECF Certificate (the “Estimated Cash Tax Amount”); plus

(iii)             mutually agreed capital expenditures of the Aspire Business; plus

(iv)             mutually agreed purchases of Intellectual Property.

“Aspire Excess Cash Flow Amount” means, as of any date of determination, (a) any Aspire Excess Cash Flow, to the extent positive, as of such date, multiplied by (b) 40.0%; provided that the Aspire Excess Cash Flow Amount shall be adjusted in accordance with Section 2.8(g)(ii).

“Aspire Financial Statements” means, collectively, the Aspire Internal Financial Statements and the Aspire Carve-Out Financial Statements.

“Aspire Global” means Aspire Global plc, a company incorporated under the laws of Malta, bearing company registration number C 80711.

“Aspire Internal Financial Statements” means the internal financial report of the Business-to-Consumer division of Aspire Global for September 2021, in form and substance satisfactory to Lender.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than a Credit Party), in one transaction or a series of transactions, of all or any part of the Borrower or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any Subsidiary of the Borrower, other than inventory or other assets sold, leased, subleased, assigned, conveyed, transferred or disposed of in the ordinary course of business.

“Assignee” has the meaning set forth in Section 9.4(b).

“Assignment” has the meaning set forth in Section 9.4(b).

“Assignment Agreement” has the meaning set forth in Section 9.4(b)(ii).

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an office), chief executive officer, president or one of its executive or senior vice presidents (or the equivalent thereof), and such Person’s chief financial officer and in the case of the Irish Guarantor, one of its directors or its secretary.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Board” has the meaning set forth in Section 5.19.

“Borrower” has the meaning assigned to that term in the preamble hereto.

“Borrowing” means the making of the Loan.

“Business Day” means a day other than Saturday or Sunday or other day on which commercial banks in the State of Washington are authorized or required by law or other governmental action to close.

“Capital Expenditures” means all expenditures (including Capital Lease Obligations) which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Borrower and its Subsidiaries, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed, or tangible or intangible) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligations” of a Person means the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means cash, money, currency (excluding cryptocurrency or any other digital currencies regardless of form or media which evidences or represents any cryptocurrency or digital assets) or a credit balance in any Deposit Account.

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“Cash Equivalents” means, as of any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P 1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $5,000,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Change of Control” means, at any time, (a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (i) shall have acquired beneficial ownership of 50.0% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of the Borrower or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of the Borrower; (b) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of the Borrower cease to be occupied by Persons who either (i) were members of the board of directors of the Borrower on the Closing Date, or (ii) were nominated for election by the board of directors of the Borrower, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; (c) any Credit Party shall cease to own, free and clear of all Liens and encumbrances, one hundred percent (100%) of the outstanding Capital Stock of its Subsidiaries on a fully diluted basis; or (d) the holders of the Capital Stock of any Credit Party shall, directly or indirectly, grant a security interest in such Capital Stock (other than to Lender). For the purpose hereof, the terms “control” or “controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of a Person by contract or voting of Capital Stock.

“Closing Date” means November 29, 2021.

“Closing Date Process Agent” has the meaning set forth in Section 5.20(b).

“Closing Date Regulated Jurisdictions” means all jurisdictions that are subject to Gaming Laws and within which a Credit Party may conduct business after the Closing Date under a Gaming Approval obtained from Aspire Global and/or any of its Affiliates under the Operator Services Agreement that are consented to by the Lender, such consent not to be unreasonably withheld or delayed following delivery of the proposed list of such jurisdictions by the Borrower pursuant to item 15 on Schedule 5.23, provided that, with respect to each such jurisdiction, (x) all business conducted by a Credit Party in such jurisdiction will be conducted under a Gaming Approval obtained from Aspire Global and/or any of its Affiliates in connection with the Operator Services Agreement and (y) no Credit Party has obtained a Gaming Approval in its own name in such jurisdiction.

“Closing Date Unregulated Jurisdictions” all jurisdictions that are not subject to Gaming Laws in which any Credit Party conducts business and actively markets, advertises and/or targets customers as of the Closing Date.

“Collateral” means, collectively, all of the real, personal and mixed property (whether tangible or intangible) (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations

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“Collateral Documents” means the U.S. Security Agreement, the Intellectual Property Security Agreements, the Security by Title Transfer Agreement, the other Foreign Security Documents and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents (including, without limitation, all UCC financing statements and all account control agreements) in order to grant to Lender, a Lien on any real, personal (whether tangible or intangible) or mixed property of that Credit Party as security for the Obligations.

“Commitment” means Thirty Million and 00/100 Dollars ($30,000,000).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit B.

“Consents” means any approval, consent, authorization or order of, notice to or registration or filing with, or any other action by, any Governmental Body or other Person.

“Consolidated Financial Statements” means as of the Closing Date, (a) the audited financial statements of the Borrower and its Subsidiaries, for the Fiscal Year ended September 30, 2020, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (b) for the interim period from October 1, 2020 to September 30, 2021, internally prepared, unaudited financial statements of the Borrower and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the period ending September 30, 2021, in the case of clauses (a) and (b), certified by an Authorized Officer of the Borrower that they fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments.

“Consolidated Funded Indebtedness” means, with respect to the Borrower and its Subsidiaries, determined on a consolidated basis and without duplication, the following: (a) all amounts owed by such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued liabilities that would be classified as current liabilities under GAAP which payables and expenses are incurred in respect of property or services and which are, in each case, overdue; (c) all obligations (including principal, interest, fees, and charges) of such Person evidenced by notes, bonds, debentures or similar borrowing or securities instruments; (d) the aggregate amount of all Capital Lease Obligations; (e) all obligations of such person secured by Liens (other than Liens permitted under Sections 6.2(b) or 6.2(c)) on the assets and property of such Person; (f) all Purchase Money Debt of such Person; and (g) all obligations of such Person in respect of any guaranty by such Person of any obligation of another Person of the type described in clauses (a) through (f) of this definition.

“Consolidated Net Secured Debt” means, as of any date of determination, (a) the aggregate outstanding principal balance of all secured Consolidated Funded Indebtedness (which shall, for the avoidance of doubt, exclude the Subordinated Note), minus (b) the total amount of Cash and Cash Equivalents recorded in accordance with GAAP on the balance sheet of the Borrower and its Subsidiaries as of such date that is unrestricted (other than Liens in favor of Lender) and available in excess of $5,000,000; provided that any Permitted Equity Proceeds shall be deemed to be Cash for the Fiscal Quarter ending March 31, 2022.

“Controlled Account” has the meaning set forth in Section 5.7.

“Credit Document” means any of this Agreement, the Term Note, the Collateral Documents, the Subordination Agreement, the Warrant, the Information Certificate and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of Lender in connection herewith.

“Credit Party” means each of the Borrower and Guarantors.

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“Cypriot Guarantor” means Gogawi Entertainment Group Limited, a private company limited by shares organized under the laws of Cyprus.

“Cypriot Share Pledge” means a share pledge agreement to be entered into by ESEG Ltd (a company registered in Belize with registration number 163,733) and the Lender, pursuant to which the entire issued share capital of the Cypriot Guarantor shall be pledged by ESEG Ltd in favor of the Lender, in form and substance satisfactory to Lender.

"Data Protection Laws" means the EU General Data Protection Regulation 2016/679, the Electronic Communications Directive 2002/58/EC (and respective local implementing laws), and any and/or all applicable domestic and foreign laws, rules, directives and regulations pertaining to data privacy, data security and/or the protection of identifiable information from or about an individual.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 2.4(c).

“Deposit Account” means any deposit account (as such term is defined in the UCC), including without limitation, the Aspire Business Account, a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, brokerage accounts, securities accounts and other investment accounts.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Employee Benefit Plan” means, collectively, (a) any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed by, the Borrower, any Subsidiary of the Borrower or any of their respective ERISA Affiliates and any “employee benefit plan” as defined in Section 3(3) of ERISA which was sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower, any Subsidiary of the Borrower or any of their respective ERISA Affiliates with respect to which the Borrower or any Subsidiary could incur liability and (b) any other employee benefit or pension plan existing under the Regulations of any non-U.S. jurisdiction.

“EP Tech” means Esports Product Technologies Malta Ltd, a company incorporated under the laws of Malta, bearing company registration number C 99697.

“EPTML” means Esports Product Trading Malta Limited, a company incorporated under the laws of Malta, bearing company registration number C 99970.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member, (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member, and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of any Credit Party shall continue to be considered an ERISA Affiliate of such Credit Party within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Credit Party and with respect to liabilities with respect to such entity arising after such period for which such Credit Party could be liable under the Internal Revenue Code or ERISA.

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“Estimated Cash Tax Amount” has the meaning set forth in the definition of “Aspire Excess Cash Flow Amount”.

“Event of Default” has the meaning set forth in Section 8.1.

“Examiner” means an examiner or interim examiner appointed pursuant to Section 509 of the Companies Act 2014 of Ireland and “Examinership” shall be construed accordingly.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its Principal Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b)  U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i)  Lender acquires such interest in the Loan or Commitment or (ii)  Lender changes its lending office, except in each case to the extent that, pursuant to Section 7.2, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office and (c) any withholding Taxes imposed under FATCA.

“Existing Maturity Date” has the meaning set forth in Section 2.10(a).

“Extension Notice” has the meaning set forth in Section 2.10(c)(i).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Bodies and implementing such Sections of the Internal Revenue Code.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Financial Covenants” means the covenants set forth in Section 6.13.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of an Authorized Officer of the Borrower that such financial statements fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Statements” means, collectively, the Aspire Internal Financial Statements, the Aspire Carve-Out Financial Statements and the Consolidated Financial Statements.

“Fiscal Quarter” means each of the periods ending December 31, March 31, June 30, and September 30.

“Fiscal Year” means the fiscal year of the Borrower and each Subsidiary of the Borrower ending on September 30 of each calendar year.

“Foreign Guarantor” has the meaning set forth in Section 5.20(a).

“Foreign Security Documents” means each of the security documents listed on Schedule 1.1.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

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“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, consistently applied throughout the periods to which reference is made.

“Gaming Approvals” means (a) the MGA Approval (as defined in the Acquisition Agreement) and (b) any and all other approvals, authorizations, permits, licenses, consents, rulings, orders or directives of any Governmental Body (including any Gaming Regulator) (i) necessary to enable the Borrower and its Subsidiaries to engage in the gambling or gaming business or otherwise continue to conduct their business or (ii) that regulates gaming or gambling in any jurisdiction in which the Borrower and its Subsidiaries conduct gaming activities.

“Gaming Laws” means (a) the Remote Gaming Regulations (S.L. 438.04) and all applicable legislation, regulations and any and all directives and/or guidelines of any Governmental Body (as the context requires), (b) the rules, regulations, codes and ordinances of any Gaming Regulator and all administrative or judicial orders or decrees or other laws pursuant to which any Gaming Regulator possesses, regulatory, licensing or permit authority over gambling or gaming activities, (c) Gaming Approvals and (d) orders, decisions, determinations, judgments, awards and decrees of any Gaming Regulator.

“Gaming Regulator” means (i) the Regulator (as defined in the Operator Services Agreement) and (ii) any Governmental Body with regulatory, licensing or permitting authority or jurisdiction over any gaming business or enterprise.

“Governmental Body” means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any administrative, judicial, legislative, executive, regulatory, police or taxing authority of any government of the United States or any other country, in each case whether supranational, national, federal, state, regional, provincial, local, domestic or foreign.

“Guarantors” means, collectively, the following (together with their respective successors and permitted assigns): (a) Global E-Sports Entertainment Group LLC, a Nevada limited liability company, ESEG Limited, an international business company organized under the laws of Belize, the Cypriot Guarantor, the Irish Guarantor, EP Tech, Esports Marketing Technologies Limited, a limited company organized under the laws of Gibraltar, Esports Technologies (Israel) Ltd, a private company organized under the laws of Israel, EPTML and Karamba, and (b) each other entity which becomes a Guarantor pursuant to Section 5.14 (each sometimes being referred to herein individually as a “Guarantor”).

“Guaranty” means the guaranty agreement substantially in the form set forth in Exhibit A.

“iGaming” means interactive online sports and casino games, slots, table games, scratch-card and other online instant-win games and the brands, assets and operations related thereto.

“Indebtedness” means, with respect to any Person, without duplication, the following: (a) all amounts owed by such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued liabilities that would be classified as current liabilities under GAAP which payables and expenses are incurred in respect of property or services purchased in the ordinary course of business; (c) all obligations (including principal, interest, fees, and charges) of such Person, whether or not evidenced by notes, bonds, debentures or similar borrowing or securities instruments; (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (e) the aggregate amount of all Capital Lease Obligations; (f) all obligations, contingent or otherwise, of such Person in respect of banker’s acceptances, letters of credit, and similar obligations; (g) all obligations of such person secured by Liens on the assets and property of such Person; (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such Capital Stock; (i) liabilities of such Person in respect of any interest rates, currency exchange rates or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices; (j) all Purchase Money Debt of such Person; (k) all monetary obligations of such Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment); (l) all obligations of such Person in respect of any guaranty by such Person of any obligation of another Person of the type described in clauses (a) through (k) of this definition; and (m) all obligations of another Person of the type described in clauses (a) through (l) secured by a Lien on the property or assets of such Person (whether or not such Person is otherwise liable for such obligations of such other Person).

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“Indemnified Person” has the meaning set forth in Section 7.3(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information Certificate” has the meaning set forth in Section 3.1(j).

“Insolvency Laws” means each of the Bankruptcy Code, the Insolvency Act 2011 of Gibraltar, the relevant provisions of the Companies Act (Cap. 386 of the laws of Malta) and all other liquidation, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, Examinership, insolvency, administration, reorganization or similar debtor relief laws of any other applicable jurisdiction from time to time in effect and affecting the rights of creditors generally including those contained in the Irish Companies Act, in each case as amended, and any other applicable national, state, provincial, territorial or federal bankruptcy laws, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.

“Insolvency Regulation” means Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast).

“Insurance Proceeds” has the meaning set forth in Section 2.8(c).

“Intellectual Property” has the meaning set forth in the U.S. Security Agreement.

“Intellectual Property Security Agreements” means, collectively, (a) the Copyright Security Agreement, dated as of the date hereof, between the Borrower and Lender, (b) the Trademark Security Agreement, dated as of the date hereof, between the Borrower and Lender, (c) the Trademark Security Agreement, dated as of the date hereof, between Karamba and Lender, (d) the Patent Security Agreement, dated as of the date hereof, between the Borrower and Lender and (e) each other security agreement in respect of Intellectual Property executed from time to time by a Credit Party.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means, whether in one transaction or in a series of transactions, (a) the purchase or acquisition of any legal, beneficial or other interest in any Capital Stock or other securities, (b) the purchase or other acquisition of all or a significant part of the property of any other Person or a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) the making of any advance, loan extension of credit or the purchase of any bonds, notes, debentures or other debt securities, (d) the incurrence or assumption of, or remaining liable on account of or under, any guaranty of Indebtedness of any other Person, or any other provision of any credit support to another Person whether by way of any guaranty, Lien, pledge, deposit, loan, advance, commitment to lend or advance, the acquisition of Indebtedness of such other Person, or any other direct or indirect extension of credit for another Person, excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business, (e) any agreement to make, directly or indirectly, any contribution to the capital, or to acquire any Indebtedness, of any other Person or (f) to sell any property for less than fair market value.

“Ireland” means the island of Ireland, exclusive of Northern Ireland.

“Irish Companies Act” means the Companies Act 2014 of Ireland.

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“Irish Guarantor” means Esportsbook Technologies Limited, a private company limited by shares incorporated in Ireland with company registration number 684530 and whose registered office is at 1 Terenure Place, Dublin 6W,Terenure, Dublin.

“Karamba Assets” means, collectively, the “Assets” (as defined in Schedule A Section II of the Acquisition Agreement) and the “Assigned Contracts” (as defined in Schedule A Section III of the Acquisition Agreement).

“Knowledge” of any Person means (a) actual knowledge or notice, or (b) knowledge which any such Person could reasonably have acquired through the exercise of reasonable inquiry under the circumstances, provided that “Knowledge” of any Credit Party means Knowledge set forth in clause (a) or (b) of (i) an Authorized Officer of such Credit Party, or of any of such Credit Party’s Subsidiaries, or any division of such Credit Party, as the case may be, or (ii) Senior Management (or their replacements) of such Credit Party.

“Lender” has the meaning set forth in the Preamble to this Agreement.

“Lender License” has the meaning set forth in Section 5.13(a).

“Lien” means any encumbrance, mortgage, pledge, hypothecation, hypothec, charge, lien, assignment or other security interest of any kind securing any obligation of any Person.

“Liquidity” means, as of any date of determination, all Cash and Cash Equivalents of the Borrower and its Subsidiaries on a consolidated basis; provided that any Permitted Equity Proceeds shall be deemed to be Cash for the Fiscal Quarter ending March 31, 2022.

“Loan” means the Loan made pursuant to Section 2.1.

“Losses” has the meaning set forth in Section 7.3(a).

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets or condition (financial or otherwise) or prospects of the Borrower and all of its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Credit Party to perform their obligations hereunder or under of any of the other Credit Documents, (c) the Collateral, Liens on the Collateral or the priority of such Liens or (d) the rights of or benefits available to Lender under the Credit Documents.

“Material Brand” has the meaning set forth in Section 5.14(b).

“Material Contracts” means, with respect to any Person, each contract listed on Schedule 4.1(r), each contract which is a replacement or a substitute for any contract listed on Schedule 4.1(r) and each other contract to which such Person is a party, the termination of which could reasonably be expected to result in a Material Adverse Effect.

“Material Jurisdiction” has the meaning set forth in Section 5.14(b).

“Maturity Date” means the earlier of (a) November 29, 2024 or (b) the date that the Loan shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Minimum Extension Repayment Date” has the meaning set forth in Section 2.10(b).

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“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multi-employer plan” as defined in Section 3(37) of ERISA.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Borrower and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.

“New Jurisdiction” means (i) any jurisdiction subject to Gaming Laws in which a Credit Party seeks to conduct business or obtain any Gaming Approval, in the case of clause (i), other than any Closing Date Regulated Jurisdiction or (ii) any jurisdiction that is not subject to Gaming Laws in which any Credit Party seeks to conduct business and actively markets, advertises and/or targets customers, in the case of clause (ii), other than any Closing Date Unregulated Jurisdiction.

“New Subsidiary” has the meaning set forth in Section 5.14.

“Obligations” means all Indebtedness, obligations and liabilities of each Credit Party from time to time owed to Lender, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Credit Document or in respect of any Loan or any other instruments at any time evidencing any obligation under this Agreement or any other Credit Document and all other liabilities and obligations owed by any Credit Party to Lender from time to time, in each case whether for principal, prepayment premium (including, without limitation, any Applicable Prepayment Premium), interest (including, without limitation, interest, as provided in this Agreement accruing after the filing of a petition initiating any insolvency proceedings, whether or not such interest accrues or is recoverable against the Borrower after the filing of such petition for purposes of any applicable Insolvency Laws or is an allowed claim in such proceeding), fees (including, without limitation, the Servicing Fee), expenses, indemnification or otherwise.

“Off-Balance Sheet Liabilities” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capital Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding operating leases from this clause (iv).

“Operator Services Agreement” means that certain Operator Services Agreement, dated as of November 29, 2021, by and between Aspire Global and Karamba, as may be amended, supplemented or otherwise modified from time to time hereafter as permitted hereunder.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax, other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

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“PATRIOT Act” has the meaning set forth in Section 4.1(w)(i).

“Payment Date” has the meaning set forth in Section 2.8(g).

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permit” means any permit, license, approval, consent, permission, notice, franchise, confirmation, endorsement, waiver, certification, registration, qualification, clearance or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any federal, state, provincial, local or foreign Regulation.

“Permitted Acquisition” means any transaction or series of related transactions by the Credit Parties for the purpose of or resulting, directly or indirectly, in (x) the acquisition of all or substantially all of the assets of any Person, or any business or division, or portion of residual portfolios, of any Person, (y) the acquisition of in excess of fifty percent (50.0%) of the outstanding Capital Stock of any Person, or (z) the acquisition of another Person by a merger, amalgamation or consolidation or any other combination with such Person; provided that:

(a)               promptly, but in any event within three (3) Business Days following execution thereof, the Borrower shall have delivered to Lender a copy of the letter of intent relating to such acquisition;

(b)               any Person, assets or division acquired in accordance herewith (i) shall be in same business or lines of business (or reasonably related or incidental thereto) in which the Borrower and/or its Subsidiaries are engaged as of the Closing Date, (ii) the financial condition thereof shall be satisfactory to Lender in its commercially reasonable discretion and (iii) shall not conduct business or obtain any Gaming Approval in any New Jurisdiction without complying with Section 6.9;

(c)               no less than fifteen (15) Business Days prior to the proposed closing date of such acquisition (or such shorter period as may be agreed to by Lender), the Borrower shall (i) have delivered written notice of such acquisition to Lender, which notice shall include the proposed closing date of such acquisition and sufficient detail (to Lender’s reasonable satisfaction) regarding the Permitted Acquisition Consideration, and (ii) shall have delivered (or made available) to Lender substantially complete Permitted Acquisition Diligence Information, which shall be in form and substance reasonably satisfactory to Lender;

(d)               no later than ten (10) Business Days prior to the proposed closing date of such acquisition (or such shorter period as may be agreed to by Lender), the Borrower shall have delivered to Lender a Compliance Certificate demonstrating, in form and detail reasonably satisfactory to Lender, that the Borrower will be in compliance on a pro forma basis (based on then-current available information) with the Financial Covenants;

(e)               the Borrower and its Subsidiaries shall be in compliance with the covenants set forth in Article VI on a pro forma basis after giving effect to such acquisition (including the Financial Covenants);

(f)                no later than five (5) Business Days prior to the proposed closing date of such acquisition (or such shorter period as may be agreed to by Lender) the Borrower shall have delivered to Lender copies of substantially final Permitted Acquisition Documents, which shall be in form and substance reasonably satisfactory to Lender;

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(g)               no representation or warranty of any Credit Party contained herein or in any Credit Document shall be untrue or incorrect in any material respect as of the date of such Permitted Acquisition as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date, in which case, no such representation or warranty of any Credit Party shall have been untrue or incorrect in any material respect as of such date;

(h)               immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(i)                 all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Permits;

(j)                 in the case of the acquisition of Capital Stock, all of the Capital Stock acquired or otherwise issued by such Person or any newly formed Subsidiary of the Borrower in connection with such acquisition shall be owned 100% by the Borrower or a Subsidiary thereof, and the Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of the Borrower, each of the actions set forth in Sections 5.13 and 5.14 and shall cause such Subsidiary to be a grantor of Collateral under the applicable Collateral Documents;

(k)               the acquisition shall have been approved by the board of directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired;

(l)                 the Borrower shall have obtained the prior written consent of Lender prior to the consummation of such acquisition, with such approval not to be unreasonably withheld; and

(m)              the Borrower shall have delivered to Lender (i) a certificate of an Authorized Officer certifying that all of the requirements set forth in clauses (a) through (k) above have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition, (ii) updated Schedules to this Agreement and (iii) such other documents and information as may be reasonably requested by Lender in connection with such purchase or other acquisition, including, without limitation any subordination agreements and collateral assignments.

“Permitted Acquisition Consideration” means the aggregate amount of the purchase price, including, but not limited to, earn-outs (valued at the maximum amount payable thereunder), deferred payments, or amount of Capital Stock of the Borrower, to be paid on a singular or ongoing basis in connection with any applicable Permitted Acquisition as set forth in the applicable Permitted Acquisition Documents executed by the Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition.

“Permitted Acquisition Diligence Information” means, with respect to any Permitted Acquisition, all material financial information, contracts, customer lists, supply agreements, and all other material information reasonably requested by Lender in connection with such Permitted Acquisition, except to the extent that any such information is (a) subject to any confidentiality agreement, unless mutually agreeable arrangements can be made to preserve such information as confidential, (b) classified or (c) subject to any attorney-client privilege.

“Permitted Acquisition Documents” means, with respect to any Permitted Acquisition proposed by the Borrower or any Subsidiary, the purchase agreement, sale agreement, merger agreement or other agreement(s) evidencing such Acquisition, including all schedules, exhibits and annexes thereto and each other material document executed, delivered, contemplated by, or prepared in connection therewith, and any amendment, modification or supplement to any of the foregoing.

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“Permitted Equity Proceeds” means any net cash proceeds received by the Borrower in connection with an issuance of its Capital Stock between [***] and [***].

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, other legal entities and Governmental Bodies.

“PIK Interest” has the meaning set forth in Section 2.4(a).

“Principal Office” means, for Lender, its office located at 1910 Fairview Avenue East, Suite 200, Seattle, WA 98102, Attention: Trent Stedman, or such other office as Lender may from time to time designate in writing to the Borrower.

“Projections” has the meaning set forth in Section 5.1(d).

“Purchase Money Debt” means purchase money Indebtedness incurred by a Credit Party (other than to Lender) to acquire any fixed asset if each of the following conditions is satisfied: (a) such purchase money Indebtedness will not be secured by any of the Collateral other than the specific asset financed thereby and the identifiable cash proceeds thereof, and (b) the principal amount of such purchase money Indebtedness will not, at the time of the incurrence thereof, exceed the value of the property so acquired.

“Register” has the meaning set forth in Section 2.3(b).

“Regulation” means each applicable law, rule, regulation, order, guidance or recommendation (or any change in its interpretation or administration) by any Governmental Body, central bank or comparable agency and any request or directive (whether or not having the force of law) of any of those Persons and each judgment, injunction, order, writ, decree or award of any Governmental Body, arbitrator or other Person.

“Related Agreements” means, collectively, the Acquisition Agreement, the Operator Services Agreement, the Transition Services Agreement and the other Key Contracts (as defined in the Acquisition Agreement).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Required Aspire Minimum Balance” has the meaning set forth in Section 5.18(c).

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or its Subsidiaries now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or its Subsidiaries now or hereafter outstanding; (d) management or similar fees payable to any shareholder of the Borrower or any of its Affiliates; and (e) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Sale and Leaseback Transaction” means any sale or other transfer of property by any Person with the intent to lease such property as lessee.

“Sanctions” has the meaning set forth in Section 4.1(w)(ii).

“Sanctions Laws” has the meaning set forth in Section 4.1(w)(ii).

“Secured Parties” has the meaning set forth in the U.S. Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Security by Title Transfer Agreement” has the meaning set forth in Schedule 1.1.

“Senior Management” means the Chief Executive Officer (CEO), Chief Financial Officer (CFO), Chief Operating Officer (COO) and Chief Marketing Officer (CMO) of the Borrower.

“Servicing Fee” has the meaning set forth in Section 2.4(e).

“Solvency Certificate” means a Solvency Certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit D.

“Solvent” means, at any time with respect to any Person, that at such time (a) such Person is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof and in respect of the Irish Guarantor only is not unable to pay its debts within the meaning of Section 509(3) and 570 of the Irish Companies Act, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guaranty the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

“Sportbook Games” means interactive online betting on sports and other competitions and the brands, assets and operations related thereto.

“Subordinated Indebtedness” means any Indebtedness of any Credit Party which is subordinated in right of payment to the Obligations (whether pursuant to a subordination agreement or otherwise), including, without limitation, the Indebtedness under the Subordinated Note.

“Subordinated Note” means the promissory note between Borrower and Aspire Global in principal amount of Ten Million and 00/100 Euros (€10,000,000) to be entered into upon the closing of the Acquisition Agreement.

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“Subordination Agreement” means that certain Subordination Agreement, dated as of November 29, 2021, by and among Aspire Global, the Borrower, EP Tech and Lender, as may be amended, supplemented or otherwise modified from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, and in the case of the Irish Guarantor, any subsidiary of the Irish Guarantor within the meaning of Section 7 of the Irish Companies Act.

“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term Note” means a promissory note in the form of Exhibit F, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Transition Services Agreement” means that certain Transition Services Agreement, dated as of November 29, 2021, by and between Aspire Global and Karamba, as may be amended, supplemented or otherwise modified from time to time as permitted hereunder.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term UCC shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“U.S. Security Agreement” means the Pledge and Security Agreement, dated as of even date herewith, between the Borrower, the Guarantors party thereto and Lender, substantially in the form of Exhibit C.

“Warrant” means the warrant issued by the Borrower to Lender to acquire common shares of the Borrower.

“Withholding Agent” means the Borrower and Lender.

Section 1.2. Accounting Terms.

(a)               Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to Lender pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(h), if applicable).

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(b)               Subject to the foregoing clause (a), calculations in connection with the definitions, covenants (including, without limitation, any baskets and/or incurrence tests thereunder) and other provisions hereof shall be in US Dollars and utilize accounting principles and policies in conformity with those used to prepare the Financial Statements. For the avoidance of doubt, and without contradicting GAAP for the consolidated financial statements prepared in accordance with Sections 5.1(a) and 5.1(b), any amounts of another currency converted into US Dollars that are of a nature customarily included in (a) a balance sheet shall be based upon a foreign exchange conversion rate as of the last day of the period with respect to which such balance sheet relates and (b) an income statement or a statement of cash flows shall be based upon the average daily foreign exchange conversion rate for the period with respect to which such income statement or statement of cash flows relates. Notwithstanding anything to the contrary above or in the definition of “Capital Lease”, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of Accounting Standards Codification 842 shall continue to be accounted for as operating leases hereunder or under any other Credit Documents (whether or not such operating lease obligations were in effect on such date), notwithstanding the fact that such obligations are required in accordance with Accounting Standards Codification 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Leases.

(c)               All financial reports of the Aspire Business delivered to Lender pursuant to the terms of this Agreement shall be prepared in both US Dollars and Euro (or such other currency as may be reasonably requested by Lender) and all conversions from the applicable currency to US Dollars shall be made in accordance with clause (b) above and shall be subject to the approval of Lender (not to be unreasonably withheld).

Section 1.3. Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under New York law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

Article II
Loan

Section 2.1. Loan. (a) Subject to and upon the terms and conditions hereof and relying on the representations and warranties set forth herein, Lender agrees to make a single Loan to the Borrower on the Closing Date in the aggregate amount up to but not exceeding the Commitment. Lender shall not have any obligation to make a Loan in excess of the Commitment. Any principal amounts of the Loan subsequently repaid or prepaid may not be re-borrowed. The Commitment shall terminate immediately and without further action on the Closing Date.

(b)               The Loan shall (i) bear interest as provided in Section 2.4 hereof and (ii) be entitled to the security interests, collateral and other rights and benefits provided pursuant to the other Credit Documents.

Section 2.2. Use of Proceeds.

(a)               The proceeds of the Loan shall be used by the Borrower solely (a) to fund the purchase price of the Acquisition, (b) to pay transaction fees and expenses in respect of this Agreement and transactions contemplated hereby and (c) for general working capital and other corporate purposes of the Borrower and its Subsidiaries. No portion of the proceeds of the Loan shall be used by the Borrower or any Subsidiary of the Borrower in any manner that may violate any Regulation or might cause the Borrowing or the application of such Loan proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act, in each case as in effect on the date of the Borrowing and such use of proceeds. The Borrower will not, directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person.

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Section 2.3. Evidence of Debt; Register.

(a)               Lender’s Evidence of Debt. Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of the Borrower to Lender, including the amounts of the Loan owed to it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect the Loan or the Obligations.

(b)               Register. Lender shall maintain, or cause to be maintained a register for the recordation of the Loan (the “Register”). The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. Lender shall record, or shall cause to be recorded, in the Register the fees, interest and the outstanding balance of the Loan, and each repayment or prepayment in respect of the principal amount of and interest, fees and other amounts with respect to the Loan, and any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect the Obligations in respect thereto. No transfer of any portion of the Loan and/or any interests therein shall be effective until such transfer is recorded in the Register. The Borrower hereby designates Lender and any of Lender’s reasonable appointees to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.3, and the Borrower hereby agrees that, to the extent such entity serves in such capacity, the entity serving as such and its officers, directors, employees, agents and affiliates shall constitute Indemnified Persons.

(c)               Term Note. If so requested by Lender by written notice to the Borrower at least one (1) Business Day prior to the Closing Date, or at any time thereafter, the Borrower shall execute and deliver to Lender on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower’s receipt of such notice) a Term Note.

Section 2.4. Interest and Servicing Fee.

(a)               Interest Rates. Except as otherwise set forth herein, the Loan outstanding shall bear interest on the unpaid principal amount thereof from the Closing Date made through repayment (whether by acceleration or otherwise) at a rate per annum equal to 15.0% as follows: (i) cash interest on the unpaid principal amount of the Loan at a rate equal to 14.0% per annum, plus (2) payable-in-kind interest (“PIK Interest”) on the unpaid principal amount of the Loan at a rate equal to 1.0% per annum.

(b)               Payment/Accrual of Interest. All cash interest shall be payable monthly in advance on (i) the tenth (10th) calendar day of each calendar month, (ii) any date of any prepayment of the Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (iii) the Maturity Date. Payments of cash interest are earned in full and non-refundable. All PIK Interest on the Loan shall accrue in arrears and be added to the outstanding principal balance of the Loan on the first calendar day of each calendar month, and the principal amount of the Loan shall be increased by such PIK Interest amount for all purposes under the Credit Documents.

(c)               Default Interest. Upon the occurrence and during the continuance of an Event of Default described in Section 8.1, the principal amount of the Loan and, to the extent permitted by applicable law, any past due interest payments on the Loan or any fees or other amounts owed hereunder, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including, without limitation, interest, as provided in this Agreement, accruing after the filing of a petition initiating any insolvency proceedings, whether or not such interest accrues or is recoverable against the Borrower after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding) payable in cash on demand at a rate (the “Default Rate”) that is equal to the lesser of (x) 20.0% per annum or (y) the maximum annual interest rate permitted under applicable law. Payment or acceptance of the increased rates of interest provided for in this Section 2.4(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender. For the avoidance of doubt, during any time when the Default Rate is in effect, PIK Interest shall not accrue.

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(d)               Calculation of Interest Rates. Interest payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues.

(e)               Servicing Fee. In addition to the monthly interest payments, Borrower shall be responsible for the payment to Lender of all third-party servicing costs for the life of the Loan (the “Servicing Fee”) in consideration of the time and cost incurred by Lender in connection with the servicing of the Loan. The Servicing Fee shall initially be in the amount of Five Hundred Eighty-Five and 00/100 Dollars ($585.00) per month. The Servicing Fee is subject to change based on future contractual rate increases and/or additional costs and fees incurred during the life of the Loan. Borrower shall pay the monthly Servicing Fee to Lender in advance on the tenth (10th) day of each calendar month until the Loan and all other Obligations are paid in full.

Section 2.5. Origination Fee. The Borrower agrees to pay to Lender on the Closing Date a non-refundable origination fee in an amount equal to $750,000, payable directly from the proceeds of the Loan.

Section 2.6. Repayment. Subject to Sections 2.7, 2.8, and 8.2, the Loan shall be due and payable, and the Borrower shall be required to repay all of the Obligations (including, without limitation, all accrued and unpaid principal and interest on the principal amounts of the Loan) on the Maturity Date.

Section 2.7. Optional Prepayments.

(a)               Optional Prepayments. At any time and from time to time the Borrower may prepay the Loan in whole or in part on any Business Day.

(b)               Notice of Optional Prepayment. All such prepayments and/or reductions shall be made upon not less than fifteen (15) Business Days’ prior written notice, in each case received by Lender by 2:00 p.m. Pacific Standard Time on the date required. Notices received after such time on a Business Day, or any notice received on a day that is not a Business Day, will be deemed to have been received at 9:00 a.m. Pacific Standard Time on the subsequent Business Day. Upon the giving of any such notice, the principal amount of the Loan specified in such notice shall become due and payable on the date specified therein.

Section 2.8. Mandatory Prepayments; Mandatory Commitment Reductions.

(a)               Change of Control. Without limiting Lender’s rights under Section 8.2, at the option of Lender, the Borrower shall prepay the Obligations (in whole or in part in Lender’s sole discretion) upon the occurrence of (i) any Change of Control, (ii) any merger or consolidation, or purchase or acquisition of all or substantially all of the assets or Capital Stock of any Credit Party, (iii) the liquidation, Examinership or winding up of any Credit Party or (iv) an Event of Default (which has not been cured or waived beyond any applicable grace or cure periods).

(b)               Issuance of Debt. On the date of receipt by any Credit Party of any cash proceeds from the incurrence of any Indebtedness of any Credit Party or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), the Borrower shall permanently prepay the Loan in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, which prepayment shall be applied to permanently prepay the Loan. The provisions of this paragraph (b) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms and conditions of this Agreement.

(c)               Insurance Proceeds; Condemnation. Upon receipt by any Credit Party of any insurance losses under any insurance policy required hereunder (“Insurance Proceeds”) or pursuant to any condemnation proceeding, Borrower will cause one hundred percent (100%) of the net Insurance Proceeds or condemnation proceeds to be applied as a mandatory prepayment of the Loan; provided, however, that so long as no Event of Default has occurred and is continuing, the Borrower shall not be required to make such prepayment to the extent the Borrower reinvests such Insurance Proceeds to repair, restore or replace the assets subject to the Insurance Proceeds within one hundred twenty (120) days of the receipt of such Insurance Proceeds, it being expressly agreed that any net Insurance Proceeds not so reinvested by the end of such one hundred twenty (120) day period shall be applied as a mandatory prepayment of the Loan immediately thereafter.

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(d)               Asset Sales. If any Credit Party effects any Asset Sale in excess of $50,000 and the net cash proceeds of such Asset Sale have not been reinvested to purchase additional assets of such Credit Party within sixty (60) days of such Asset Sale, then the net cash proceeds of such Asset Sale will be paid on the sixtieth (60th) day after the date of any such Asset Sale by Borrower to Lender, to be applied as a mandatory prepayment on the Loan.

(e)               Extraordinary Receipts. If any Credit Party receives any cash not in the ordinary course of its business and not otherwise set forth in this Section 2.8 (including any amounts paid to a Credit Party in respect of indemnification obligations owing under the Acquisition Agreement), then one hundred percent (100%) of the net cash proceeds of such receipts will be paid promptly upon such Credit Party receiving such net cash proceeds, to be applied as a mandatory prepayment on the Loan.

(f)                Issuance of Capital Stock. If the Borrower receives any cash proceeds from a capital contribution or the issuance of any Capital Stock during any time when a Default or Event of Default has occurred and is continuing, then one hundred percent (100%) of such cash proceeds will be paid promptly to Lender to be applied as a mandatory prepayment on the Loan.

(g)               Aspire Excess Cash Flow.

(i)                 In the event there shall be Aspire Excess Cash Flow for any calendar month, commencing with December 31, 2022, the Borrower shall, no later than (A) 45 days after the end of such calendar month for calendar months that are not the end of a Fiscal Quarter and (B) 60 days after the end of such calendar month for calendar months that are the end of a Fiscal Quarter (each, a “Payment Date”), in each case, apply such Aspire Excess Cash Flow Amount to permanently prepay the outstanding principal balance of the Loan in accordance with Section 2.11; provided that no such prepayment shall be required once the unpaid principal balance of the Loan has been reduced to $15,000,000.

(ii)              The Aspire Excess Cash Flow Amount for any calendar month shall be reduced (but not below zero) by any Aspire ECF Prepayment Credit Amount as set forth in the applicable Aspire ECF Certificate; provided that any Aspire ECF Prepayment Credit Amount applied to a calendar month may not be applied to any subsequent calendar months.

(h)               Prepayment Certificate. Concurrently with any prepayment of the Loan pursuant to Sections 2.7(a) or 2.8(b) – 2.8(g), the Borrower shall deliver to Lender a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Aspire Excess Cash Flow Amount.

(i)                 Applicable Prepayment Premium. If, pursuant to Section 2.7(a) or Sections 2.8(a) – 2.8(f), the Borrower prepays all or any part of the principal balance of the Loan on or prior to the eighteen (18) month anniversary of the Closing Date, the Borrower shall pay to Lender, the Applicable Prepayment Premium.

Section 2.9. General Provisions Regarding Payments.

(a)               Payments. All payments by or on behalf of the Borrower of principal, interest (other than PIK Interest that is added to the principal amount of the Loan), Aspire Excess Cash Flow Amount, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition and without deduction or withholding for, or account of, any taxes now or hereinafter imposed by any taxing authority, and delivered to Lender (or Lender’s appointee) not later than 2:00 p.m. (Pacific Standard Time) on the date due. All funds received after such time on such due date shall be deemed to have been paid by the Borrower on the succeeding Business Day, pursuant to clause (b) below.

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(b)               Non-Conforming Payments. Lender shall deem any payment by or on behalf of the Borrower that is not made in same day funds prior to 2:00 p.m. (Pacific Standard Time) on the date when due to be a non-conforming payment. Any such payment shall not be deemed to have been received by Lender until the later of (i) the time such funds become available funds and (ii) the succeeding Business Day. To the extent any non-conforming payment may be deemed to have been received on a date after the date such payment was due hereunder, such failure of such payment to have been made when due will constitute or become a Default or Event of Default to the extent so provided under the terms of Section 8.1. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate otherwise applicable hereunder (including, if applicable, pursuant to Section 2.4(c)) from the date such amount was due and payable until the date such amount is paid in full.

(c)               Application of Payments. Absent an Event of Default, Lender shall apply payments first to accrued unpaid interest, then to any late charges or fees due to Lender in accordance herewith, then to principal, then to any other amounts due to Lender hereunder. Upon the occurrence and during the continuance of an Event of Default, all amounts collected or received by Lender on account of the Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

(i)                first, to the payment of all documented out-of-pocket costs and expenses (including without limitation attorneys’ fees) of Lender in connection with this Agreement or any other Credit Document, including the enforcement of Lender’s rights under this Agreement and the other Credit Documents;

(ii)              second, to the payment of any protective advances made by Lender with respect to the Collateral under or pursuant to the terms of the Credit Documents or otherwise with respect to the Obligations owing to Lender;

(iii)            third, to payment of any accrued and unpaid fees owed to Lender;

(iv)             fourth, to the payment of all of the Obligations consisting of accrued and unpaid interest on the Loan;

(v)              fifth, to the payment of all of the Obligations consisting of the outstanding principal amount of the Loan;

(vi)            sixth, to all other Obligations which have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “first” through “fifth” above; and

(vii)          seventh, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing of this clause (c), amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category.

(d)               Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

Section 2.10. Extension of Maturity Date.

(a)               Extension. The Maturity Date then in effect hereunder (the “Existing Maturity Date”) may be extended subject to the provisions of this Section 2.10 and if (and only if) Lender has agreed to extend the Maturity Date. Subject to the foregoing, effective as of the Existing Maturity Date, the Maturity Date shall be extended to the date falling twelve (12) months after the Existing Maturity Date. There shall be no more than two (2) such extensions of the Existing Maturity Date unless otherwise agreed to by Lender in its sole discretion and evidenced by an amendment to this Agreement and applicable Credit Documents.

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(b)               Extension and Early Repayment. In the event the Borrower elects to prepay all or any portion of the Loan on or prior to the date that is nine (9) months following the date of such extension (the “Minimum Extension Repayment Date”) other than with Aspire Excess Cash Flow Amount in accordance with Section 2.8(g), the Borrower shall pay to and for the benefit of Lender, an amount of interest, including PIK Interest, fees, charges, expenses and payments that Lender would have received had the Loan (or relevant portion thereof) remained outstanding through the Minimum Extension Repayment Date.

(c)               Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, any extension of the Maturity Date pursuant to this Section 2.10 shall not be effective unless:

(i)                no later than forty-five (45) days prior to the Existing Maturity Date, the Borrower shall have delivered to Lender a written request to extend the Existing Maturity Date (the “Extension Notice”);

(ii)              the Borrower shall have delivered to Lender all items reasonably requested by Lender in order to ensure compliance with all applicable regulatory and internal credit and lending procedures of Lender, in each case in form and substance reasonably satisfactory to Lender;

(iii)            no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(iv)             the representations and warranties contained in this Agreement and the other Credit Documents shall be true and correct on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(v)               the Borrower shall have paid to Lender (1) an extension fee equal to 1.0% of the unpaid principal balance of the Loan as of the date of such extension, and (2) all reasonable and documented out-of-pocket fees and expenses paid or incurred by Lender, in each case in connection with the extension request, including but not limited to fees and expenses for appraisals, collateral exams and audits, and legal counsel;

(vi)             the terms of the extended Loan (other than the Existing Maturity Date being extended) shall be identical to the terms set forth herein; and

(vii)          Lender shall have granted its written approval thereof in its sole discretion.

Section 2.11. Distributions from Aspire Business Account.

(a)               Subject in all respects to Section 2.11(c), as long as no Event of Default has occurred and is continuing, on each date provided for under Section 2.4(b)(i) the Borrower shall cause the following distributions to be made from the Aspire Business Account in the following order of priority to the extent of available funds in the Aspire Business Account:

(i)               first, to Lender, any and all accrued and unpaid fees, costs, charges, expenses and indemnity amounts then due and owing to Lender under any Credit Document; and

(ii)              second, to Lender, an amount equal to all accrued and unpaid cash interest on the Loan then due and owing pursuant to Section 2.4(b)(i).

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(b)               Subject in all respects to Section 2.11(c), as long as no Event of Default has occurred and is continuing, on each Payment Date the Borrower shall cause the following distributions to be made from the Aspire Business Account in the following order of priority to the extent of available funds in the Aspire Business Account:

(i)                first, to Lender, any and all accrued and unpaid fees, costs, charges, expenses and indemnity amounts then due and owing to Lender under any Credit Document;

(ii)              second, to Lender, an amount equal to all accrued and unpaid cash interest then due and owing on the amount of the Loan being prepaid on such Payment Date pursuant to Section 2.4(b)(ii); and

(iii)            third, to Lender, to prepay the Loan in an aggregate amount equal to the Aspire Excess Cash Flow Amount in accordance with Section 2.8(g).

(c)               Notwithstanding anything to the contrary contained in this Section 2.11, following the occurrence and during the continuance of an Event of Default, at the election of Lender, Lender shall have the immediate right to (i) require or establish reserves for items including, but not limited to, taxes, insurance and lease payments and/or (ii) direct and to apply all funds in the Controlled Accounts and any other scheduled payments, interest, principal, prepayments and other amounts received of every description payable to the Borrower with respect to the Collateral, to the Obligations in such order and in such manner as Lender shall elect in its sole discretion.

Article III
Conditions Precedent

Section 3.1. Conditions Precedent; Closing Date. The obligation of Lender to make the Loan on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 9.1, of the following conditions on or before the Closing Date:

(a)               Secretary’s Certificate. Lender shall have received a certificate of the secretary or assistant secretary, the director, the manager or the general partner, as the case may be, of each Credit Party with respect to (i) the certificate of incorporation, the articles of incorporation, the constitution, the certificate of formation or incorporation or other organizational documents, as the case may be, of such Credit Party, each as amended or amended and restated to date, (ii) the regulations, bylaws, operating agreement or limited partnership agreement, as the case may be, of such Credit Party, each as amended or amended and restated to date, (iii) the resolutions of the board of directors, manager or general partner, as the case may be, of such Credit Party approving each Credit Document to which such Credit Party is a party and the other documents to be delivered by such Credit Party under the Credit Documents and the performance of the obligations of such Credit Party thereunder, and (iv) the names and true signatures of the officers of such Credit Party or such other persons authorized to sign each Credit Document to which such Credit Party is a party and the other documents to be delivered by it under the Credit Documents.

(b)               Organizational and Capital Structure. On the Closing Date and after giving effect to the Acquisition, the organizational structure and capital structure of the Borrower and each of its direct and indirect Subsidiaries, shall be as set forth on Schedule 3.1(b).

(c)               Acquisition. (i) All conditions to the Acquisition set forth in the Acquisition Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Lender, and (ii) the Acquisition shall have become effective in accordance with the terms of the Acquisition Agreement.

(d)               Related Agreements. Lender shall have received a fully executed or conformed copy of each Related Agreement. Each Related Agreement shall be in full force and effect, shall include terms and provisions reasonably satisfactory to Lender and no provision thereof shall have been modified or waived in any respect which is material, in each case without the consent of Lender.

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(e)               Existing Indebtedness; Termination of Liens. On the Closing Date, the Borrower and its Subsidiaries shall have (i) repaid in full all Indebtedness and terminated any loan commitments existing on such date, except for the Indebtedness set forth on Schedule 6.1, (ii) delivered to Lender all documents or instruments necessary to release all Liens securing Indebtedness existing on such date (other than Permitted Liens) or other obligations of the Borrower and its Subsidiaries thereunder being repaid on the Closing Date, and (iii) made arrangements satisfactory to Lender with respect to the cancellation of any letters of credit outstanding thereunder.

(f)                Good Standing Certificates. To the extent available in the relevant jurisdiction, Lender shall have received a good standing certificate (or substantive equivalent in the relevant jurisdiction) from the applicable Governmental Body of each Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date.

(g)               Financial Statements; Projections. Lender shall have received from the Borrower (i) the Financial Statements, (ii) pro forma consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the Closing Date, and reflecting the consummation of the transactions contemplated by Related Agreements, the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Lender, and (iii) projections with respect to the three (3) full Fiscal Years following the Closing Date in form and substance satisfactory to Lender.

(h)               Solvency Certificate. On the Closing Date, Lender shall have received a Solvency Certificate from the Borrower dated as of the Closing Date in form, scope and substance satisfactory to Lender, with appropriate attachments and demonstrating that after giving effect to the consummation of describe transaction contemplated by the Related Agreements and the Loan to be made on the Closing Date, the Borrower and its Subsidiaries are and will be Solvent.

(i)                 Financing Statements. Lender shall have received UCC financing statements duly authorized by each applicable Credit Party with respect to all personal, real and mixed property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of Lender, desirable, to perfect the security interests created in such Collateral pursuant to the Collateral Documents.

(j)                 Information Certificate. Lender shall have received a completed information certificate in form and substance reasonably satisfactory to Lender (the “Information Certificate”), dated as of the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Lender, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Credit Party in the jurisdictions specified in the Information Certificate, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens).

(k)               Credit Documents.

(i)                 Collateral and Guaranty Agreements. Lender shall have received duly executed original copies of the Collateral Documents, including, without limitation and where applicable, a control agreement or control agreements (in form and substance satisfactory to Lender) with respect to the Controlled Accounts (or any equivalent documents under non-U.S. law), and the Guaranty, in the form attached hereto and duly executed and delivered by each party thereto. The financing statements and other Credit Documents related to perfection of the security interest of the Secured Parties in the Collateral shall have been filed in all appropriate jurisdictions.

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(ii)              Filings, Registrations and Recordings. Each document (including any UCC financing statement or similar filing under the laws of relevant jurisdiction (including, in the case of the Irish Guarantor, an agreed Form C1 for the filing of particulars of the Collateral with the Company Registrations Office of Ireland)) required by the Collateral Documents or under law or reasonably requested by Lender to be filed, registered or recorded in order to create in favor of Lender a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), shall be in proper form for filing, registration or recordation.

(iii)            Other Credit Documents. Lender shall have received duly executed original copies of each other Credit Document, including, without limitation, this Agreement, and an agreed Form C1 template in respect of each Collateral Document to be entered into by the Irish Guarantor together with a related s. 409 authorization letter from the Irish Guarantor.

(l)                 Collateral. Lender shall have received the certificates, instruments, letters of authority, certified copies of share registers, irrevocable proxies, irrevocable appointments, dividend mandates, promissory notes and any other documents, instruments or letters, as applicable, (which certificates, instruments and promissory notes shall be accompanied by instruments of transfer or assignment duly endorsed in blank and otherwise in form and substance satisfactory to Lender) representing or evidencing all collateral pledged pursuant to the Collateral Documents, which possessory collateral is set forth on Schedule 3.1(l).

(m)              Other Actions to Perfect Security Interests. Lender shall have received evidence that each Credit Party has authorized Lender or shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument, and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Lender to perfect its security in the Collateral.

(n)               Opinions of Counsel. Lender shall have received an executed copy of the favorable written opinions of counsel to the Credit Parties with respect to the laws of New York, Nevada, Gibraltar, Ireland, Belize, Cyprus and Malta, covering, as applicable in each case, enforceability of the Credit Documents, corporate power, due authorization and related authority matters, no conflicts with applicable laws, creation and perfection of security interests, consents and governmental approvals, Investment Company Act, Federal Reserve Board Margin Credit Regulations, and such other matters as Lender may reasonably request, dated as of the Closing Date, and otherwise in form and substance satisfactory to Lender.

(o)               Fees and Expenses. The Borrower shall have paid all fees and expenses (including attorneys’ fees) and out of pocket expenses of Lender incurred in connection with this Agreement and the other Credit Documents.

(p)               Consents. Lender shall have received such Consents and other information, approvals, opinions or documents reasonably requested by Lender in connection with the making of any Loan and the granting of any security interest, on the Closing Date, including, without limitation, all applicable Gaming Approvals, the approvals and consents of such third-party landlords and licensees of any Credit Party as may be required under any Credit Document or any other agreements.

(q)               Use of Proceeds. The Borrower shall have confirmed in writing that the proceeds of the Loan shall be used only in accordance with the provisions of Section 2.2.

(r)                No Litigation. Except as evidenced on Schedule 3.1(r), there does not exist any action, suit, investigation, litigation, proceeding or other legal or regulatory developments, active, pending or threatened, in any court or before any arbitrator or Governmental Body.

(s)                No Material Adverse Effect. No Material Adverse Effect shall have occurred, or to the Knowledge of any Credit Party would be reasonably likely to occur, after giving effect to the Loan made on the Closing Date.

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(t)                Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

(u)               Representations and Warranties. As of the Closing Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of such date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(v)               Financial Covenants. At the time of and after giving effect to the Loan, the Borrower is in pro forma compliance with the Financial Covenants.

(w)              No Default. No event shall have occurred and be continuing or would result from the borrowing of the Loan that constitutes an Event of Default or a Default.

(x)               Warrant. The Warrant shall have been issued to Lender, in form and substance satisfactory to Lender.

(y)               Closing Date Process Agent. Lender shall have received a copy of the executed engagement letter confirming the appointment of the Closing Date Process Agent.

Article IV
Representations and Warranties

Section 4.1. Representations and Warranties. In order to induce Lender to enter into this Agreement and to make the Borrowing on the Closing Date, each Credit Party hereby represents and warrants (to the extent such representation or warranty is applicable to such Credit Party) to Lender as follows:

(a)               Corporate Status; Corporate Authorization. Each Credit Party is duly organized or incorporated (as applicable), validly existing, and in good standing (if applicable under the laws of the relevant jurisdiction) under the laws of its jurisdiction of organization or incorporation (as applicable) and is duly qualified and in good standing in every other jurisdiction where it is doing business except where the failure to so qualify does not have a Material Adverse Effect on it, and the execution, delivery and performance by each Credit Party of the Credit Documents (i) are within its respective authority, (ii) have been duly authorized and (iii) do not conflict with or contravene its respective corporate governance documents. The execution, delivery, performance of their respective obligations and exercise of their respective rights under the Credit Documents by each Credit Party, including, without limitation, the making of the Loan under this Agreement, (x) do not require any Consents that have not been obtained and (y) are not and will not be in conflict with or prohibited or prevented by (A) any Regulation or (B) any corporate governance document, corporate minute or resolution or (C) any instrument, agreement or provision thereof, in each case binding on any of them or affecting any of their property.

(b)               Execution and Binding Effect. Upon execution and delivery thereof, each Credit Document shall constitute the legal, valid and binding obligation of each Credit Party which is a party thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles and in addition, in the case of any Credit Document governed by the laws of Ireland, subject to the Legal Reservations and Perfection Requirements (as the terms “Legal Reservations” and “Perfection Requirements” are defined in the Irish law share charge entered into or to be entered into by the Borrower on or about the date hereof in respect of the shareholding held by it in the Irish Guarantor).

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(c)               Properties.

(i)               Each Credit Party has good and marketable title to all material real property owned or purported to be owned by it, in each case free of all Liens other than Permitted Liens.

(ii)              Each Credit Party is in lawful possession of a valid and subsisting leasehold estate in and to its leased properties which it purports to lease free and clear of all Liens other than Permitted Liens.

(iii)            Each Credit Party enjoys peaceful and undisturbed possession of, or a license to use, all property (subject only to the Permitted Liens) that is necessary for their respective businesses.

(iv)             Each Credit Party owns, or is licensed or otherwise has the right to use, the Intellectual Property necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others, except for such instances of non-compliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(d)               Financial Statements.

(i)                The Consolidated Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as of the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

(ii)              The Aspire Financial Statements fairly present, in all material respects, the financial position, on a consolidated basis, of the Aspire Business as of the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the Aspire Business for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

(iii)            As of the Closing Date, neither the Borrower nor any of its Subsidiaries has any contingent liability (excluding any non-cash liabilities generated from the issuance of equity securities in connection with the closing of the Acquisition Agreement or the private placement to be consummated therewith) or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and any of its Subsidiaries taken as a whole.

(e)               Absence of Material Adverse Effect. There has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent interim financial statements of any Credit Party furnished by a Credit Party to Lender prior to the date of this Agreement.

(f)                Litigation. There are no legal or other proceedings or investigations pending or threatened against any Credit Party before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Material Adverse Effect.

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(g)               Governmental Approvals and Filings; Operation of Business.

(i)                No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Body which has not been obtained is or will be necessary in connection with the execution and delivery of this Agreement or any other Credit Document, consummation by the Credit Parties of the transactions herein or therein contemplated, or performance of or compliance with the terms and conditions hereof or thereof, other than the filings and recordations contemplated by the Collateral Documents. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or to any federal, state or provincial statute or regulation limiting the ability of the Borrower to incur Indebtedness for money borrowed. No Credit Party is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(ii)              Each Credit Party possesses all applicable licenses, permits, and franchises, and all rights thereto required to conduct such Credit Party’s business substantially as conducted and as proposed to be conducted as of the Closing Date (including all applicable Gaming Approvals), and no Credit Party is in violation of any valid rights of any other Person with respect to the foregoing. No investigation or proceeding that, if adversely determined, could reasonably be expected to result in (i) the imposition of a material fine, (ii) the imposition of any conditions or limitations that materially impact the business operations of any Credit Party or (iii) the revocation or denial of any license, permit or approval is pending or, to the Knowledge of any Credit Party, threatened.

(iii)            Each Credit Party that accepts wagers from customers is legally allowed to accept such wagers pursuant to the applicable Gaming Laws in each jurisdiction in which such Credit Party operates and where, to the Knowledge of such Credit Party, each of its customers resides.

(h)               Absence of Conflicts. The execution and delivery by each Credit Party of this Agreement and each other Credit Document to which it is a party and performance by it hereunder and thereunder will not violate any Regulation (including, without limitation, Regulations T, U and X of the Federal Reserve Board and any applicable Gaming Laws) and will not conflict with or result in a breach of any order, writ, injunction, resolution, decree or other similar document or instrument of any court or Governmental Body or its certificate of incorporation or its constitution or by-laws or similar constituent documents or create (with or without the giving of notice, lapse of time, or both) a default under or breach of any material agreement, bond, note or indenture, in each case to which it is a party (by successor in interest or otherwise), or by which it is bound or any material portion of its properties or assets is affected, or, except under the Collateral Documents, result in the imposition of any Lien (other than Permitted Liens) of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower and its Subsidiaries.

(i)                 Collateral. From and after the execution and delivery of the Collateral Documents and the filing of the documents thereby required, Lender shall have a first-priority perfected security interest in and to all of the Collateral, free and clear of any Liens other than the Permitted Liens, and entitled to priority under applicable law, with no financing statements, hypothecs, chattel mortgages, real estate mortgages or similar filings on record anywhere other than such filings in connection with this Agreement, the Collateral Documents or the Permitted Liens. Each of the representations and warranties made by each Credit Party in each Collateral Document to which it is a party is true and correct in all material respects as of each date made or deemed made.

(j)                 Fiscal Year. Each Fiscal Year of each of the Credit Parties ends on September 30th of each calendar year.

(k)               Capitalization.

(i)                 Each Credit Party is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 4.1(k) as being owned by such Credit Party and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of its Capital Stock or securities convertible into or exchangeable for such shares.

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(ii)              As of the Closing Date, the issued and outstanding shares of Capital Stock of each Credit Party are directly and beneficially owned and held by the persons indicated on Schedule 4.1(k), and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender prior to the date hereof.

(iii)             Each Credit Party is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Lender and the other transactions contemplated hereunder.

(l)                 Complete Information. This Agreement, the other Credit Documents, the Information Certificate and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by any Credit Party to Lender for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Credit Party to Lender pursuant hereto or in connection herewith will be, true and accurate in all material respects on the date as of which such information is dated or certified, and such information will not omit to state any material fact necessary to make such information, taken as a whole, not misleading in light of the circumstances under which made (it being recognized by Lender that the Projections and any other projections and forecasts provided by any Credit Party are based on good faith estimates and assumptions believed by the Credit Parties to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

(m)             Employee Benefits. None of the Employee Benefit Plans is a Pension Plan or a Multiemployer Plan. Each Credit Party and each of their ERISA Affiliates are in substantial compliance with all applicable provisions and requirements of ERISA, the Internal Revenue Code, applicable Regulations relating to employee benefit plans in non-U.S. jurisdictions and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all of their obligations under each Employee Benefit Plan, except where such noncompliance and/or failure to perform such obligations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Credit Party or any of their respective ERISA Affiliates.

(n)               Insurance. The policies, binders or self-insurance programs for fire, liability, product liability, workmen’s compensation, vehicular, flood, cyber, data security and other insurance held by or on behalf of each Credit Party as of the Closing Date insure their respective material properties and business activities against such losses and risks as are adequate to protect its properties in accordance with customary industry practice when entered into or renewed. As of the date hereof, all such policies, binders and self-insurance programs are in full force and effect. As of the date hereof, no Credit Party has received notice of cancellation of any material insurance policy or binder.

(o)               Intellectual Property. Each Credit Party owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. No event has occurred which permits or would permit, after notice or passage of time or both, the revocation, suspension or termination of such rights. To the Knowledge of any Credit Party, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Credit Party infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim, action, proceeding, or litigation is pending or threatened against or affecting any Credit Party contesting its right to sell, cancel, limit, or challenge the validity and/or use any such Intellectual Property. As of the date hereof, all material license and related rights are in full force and effect, no Default or Event of Default exists with respect thereto in respect of the obligations of licensor or with respect to any royalty or other payment obligations of any Credit Party or any obligations of any Credit Party with respect to manufacturing standards, quality control or specifications and each Credit Party thereto is in compliance with the terms thereof in all material respects and no owner, licensor or other party thereto has sent any notice of termination or its intention to terminate such license or rights.

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(p)               Absence of Events of Default. No event has occurred, is continuing, or to the Knowledge of Authorized Officers will occur immediately after closing, and no condition exists which constitutes an Event of Default.

(q)               Absence of Other Defaults. No Credit Party is in Default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party (by successor in interest or otherwise) or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which individually or in the aggregate would have a Material Adverse Effect. Each Credit Party has complied and is in compliance in all respect with all Regulations (including all applicable Gaming Laws), except for such instances of non-compliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(r)                Material Contracts. Schedule 4.1(r) sets forth a true, correct and complete list and description of all the Material Contracts, as of the Closing Date, to which each Credit Party is a party. No Credit Party is in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any of the Material Contracts, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

(s)                Brokerage Fees. Other than to the extent disclosed to and approved by Lender prior to the Closing Date, no broker’s or finder’s fee or commission will be payable with respect to the execution and delivery of this Agreement and the other Credit Documents, and no other similar fees or commissions will be payable by the Credit Parties for any other services rendered to the Credit Parties ancillary to the credit transactions contemplated herein.

(t)                 Margin Regulations. No part of the proceeds of the Loan borrowed hereunder will be used for the purpose of buying or carrying any Margin Stock or to extend credit to others for the purpose of buying or carrying any Margin Stock, in either case in a manner which would violate or conflict with Regulations T, U or X of the Board Governors of the Federal Reserve System. No Credit Party is engaged in the business of extending credit to others for the purpose of buying or carrying Margin Stock. Neither the making of the Loan nor any use of proceeds of the Loan will violate or conflict with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

(u)               Taxes. The Credit Parties have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP.

(v)               Related Agreements.

(i)                Delivery. The Borrower has delivered to Lender complete and correct copies of (i) each Related Agreement and of all exhibits and schedules thereto as of the date hereof, and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Related Agreement.

(ii)              Representations and Warranties. Except to the extent otherwise expressly set forth herein or in the schedules hereto, and subject to the qualifications set forth therein, each of the representations and warranties given by any Credit Party in any Related Agreement is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates). Notwithstanding anything in the Related Agreement to the contrary, the representations and warranties of each Credit Party set forth in this Section 4.1(v) shall, solely for purposes hereof, survive the Closing Date for the benefit of Lender.

(iii)            Governmental Approvals. All material authorizations of any Governmental Body required by the Related Agreements or to consummate the Acquisition have been obtained and are in full force and effect.

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(iv)             Conditions Precedent. On the Closing Date, (i) all of the conditions to effecting or consummating the transactions set forth in the Related Agreements have been duly satisfied or waived, and (ii) the transactions contemplated by the Related Agreements have been consummated in accordance with the Related Agreements and, in all material respects, all applicable laws.

(w)             USA Patriot Act; Sanctions; Etc.

(i)                Each Credit Party is in compliance in all material respects with the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001), (the “PATRIOT Act”). No part of the proceeds of the extensions of credit hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the federal Foreign Corrupt Practices Act of 1977.

(ii)              No Credit Party or, to the Knowledge of the Borrower, any director, officer, employee, agent, or affiliate of any Credit Party or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are: (A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority in any relevant jurisdiction (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions, including currently, Crimea, Cuba, Iran, North Korea, and Syria.

(iii)            The Borrower, its Subsidiaries and their respective directors, officers and employees and, to the Knowledge of the Credit Parties, the agents of the Borrower and its Subsidiaries, are in compliance, in all material respects, with (i) all Sanctions Laws, (ii) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”), (iii) all Anti-Money Laundering Laws, (iv) the PATRIOT Act and any other applicable terrorism and money laundering laws, rules, regulations and orders. The Borrower and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with applicable Sanctions.

(x)               Data Security. Each Credit Party has implemented and is in compliance with technical measures to ensure the integrity and security of all confidential or proprietary data possessed or retained by or on behalf of the Credit Parties. To the Knowledge of the Credit Parties, there has been no material security breach or other material compromise of any of the Credit Parties’ or their Affiliates’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology, that would reasonably have a material adverse effect on any Credit Party (hereinafter collectively referred to as “IT Systems and Data”) and the Credit Parties have not been notified of, and have no Knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material security compromise to the IT Systems and Data. The Credit Parties are in material compliance with all applicable Data Protection Laws.

(y)               Financial Assistance. The Irish Guarantor, to the extent applicable, has done all that is necessary to comply with Section 82 of the Irish Companies Act in order to enable it to enter into the Credit Documents to which it is a party and perform its obligations under such Credit Documents.

(z)               Group. The Irish Guarantor, together with each other Subsidiary whose obligations are guaranteed by the Irish Guarantor or the subject of security granted by the Irish Guarantor under the Credit Documents to which it is a party, together comprise a “group” for the purposes of section 243 of the Irish Companies Act.

(aa)             Centre of Main Interests. The centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) of the Irish Guarantor, so far it is aware, is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.

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Article V
Affirmative Covenants

Each Credit Party covenants and agrees that so long as the Loan or any other Obligation shall remain unpaid or unsatisfied, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all the covenants in this Article V:

Section 5.1. Reporting Requirements. The Borrower shall furnish to Lender:

(a)               Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of (1) with respect to the Fiscal Year ended September 30, 2021, PWR CPA LLP and (2) with respect to each Fiscal Year thereafter, an independent certified public accountant of recognized national standing selected by the Borrower, and reasonably satisfactory to Lender (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(b)               Quarterly Financial Statements and Reports. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter (including the fourth Fiscal Quarter), (i) the consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, (ii) quarterly financial reports for the Aspire Business in form and detail reasonably satisfactory to Lender, including statements of income and cash flows for such Fiscal Quarter, together with a schedule of reconciliations for any reclassifications with respect to prior Fiscal Quarters, all in reasonable detail, and (iii) a Financial Officer Certification with respect thereto and any other operating reports prepared by management for such period, in each case of clauses (i) and (ii) above, in form and detail reasonably satisfactory to Lender;

(c)               Monthly Reports. As soon as available, and in any event within thirty (30) days after the end of each month, (i) (1) for the first three (3) full months following the Closing Date, an operating expense summary and (2) for each month thereafter, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month, and the related consolidated statements of income, consolidated statements of stockholders’ equity, and consolidated statements of cash flows for such month and for the period from the beginning of the then current Fiscal year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Projections for the current Fiscal Year, together with a schedule of reconciliations for any reclassifications with respect to prior months or periods, all in reasonable detail, (ii) monthly financial reports for the Aspire Business, including statements of income and cash flows for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Projections for the current Fiscal Year, together with a schedule of reconciliations for any reclassifications with respect to prior months or periods, all in reasonable detail, (iii) consolidated and consolidating statements of accounts receivable and accounts payable aging, (iv) key performance indicator reporting, (v) bank statements of the Borrower and its Subsidiaries for such month, and (vi) a Financial Officer Certification and a Narrative Report with respect thereto and any other operating reports prepared by management for such period, in each case of clauses (i) through (vi) above, in form and detail reasonably satisfactory to Lender;

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(d)               Projections. As soon as available, and in no event later than thirty (30) days following the end of each Fiscal Year, a consolidated plan and financial forecast of the Borrower and its Subsidiaries and the Aspire Business for the subsequent Fiscal Year (the “Projections”), prepared on a monthly basis and including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Borrower and its Subsidiaries and the Aspire Business for each such Fiscal Year, including management’s description of the assumptions on which such forecasts are based, (ii) forecasts demonstrating projected compliance with the Financial Covenants, and (iii) forecasts demonstrating adequate liquidity, in each case of clauses (i) through (iii) above, in form and detail reasonably satisfactory to Lender;

(e)               Aspire Excess Cash Flow Certificate. Together with each delivery of monthly financial reports for the Aspire Business pursuant to Section 5.1(c), a duly executed and completed Aspire ECF Certificate, dated the date of such financial statements and certified as true and correct in all material respects by an Authorized Officer of the Credit Parties, containing a computation of (i) the Aspire Excess Cash Flow (including, without limitation, the Estimated Cash Tax Amount), (ii) the Aspire Excess Cash Flow Amount and (iii) any Aspire ECF Prepayment Credit Amount applied to reduce the Aspire Excess Cash Flow Amount for the applicable calendar month and any remaining Aspire ECF Prepayment Credit Amount after such application; provided that the calculations set forth in the foregoing clauses (i) through (iii) shall be subject to the prior review and approval of Lender;

(f)                Compliance Certificate. Together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to Section 5.1(b), a duly executed and completed Compliance Certificate in form and detail reasonably satisfactory to Lender, dated the date of such financial statements and certified as true and correct in all material respects by an Authorized Officer of the Credit Parties, (i) containing a computation of each of the Financial Covenants, (ii) stating that the Credit Parties have not become aware of any Default or Event of Default that has occurred and is continuing or, if there is any such Default or Event of Default describing it and the steps, if any, being taken to cure it, (iii) if delivered within 180 days of the Maturity Date, detailing the Credit Parties’ progress toward repayment of the Loan and (iv) stating that the information set forth in each schedule, exhibit or annex to each Collateral Document is true, correct and complete as of such date or, if the information set forth in any such schedule, exhibit or annex has become untrue, incorrect or incomplete, setting forth in an annex to such Compliance Certificate the information required for the schedules, exhibits and/or annexes to the Collateral Documents to be true, correct and complete as of such date;

(g)               Tax Information. Promptly, and in any event, within fifteen (15) days of the filing thereof, copies of all tax returns and tax extensions (if applicable) of each Credit Party;

(h)               Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements, the consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Lender;

(i)                 Other Information. Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its security holders acting in such capacity or by any Subsidiary of the Borrower to its security holders other than the Borrower or another Subsidiary of the Borrower, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or any governmental or private regulatory authority, (iii) such other information (including nonfinancial information) as Lender may reasonably request, (iv) in the case of the Irish Guarantor, when relevant, any declaration order or deemed order for disqualification or restriction under the Irish Companies Act including Part 14, Chapters 3 and 4 and any notice under the Irish Companies Act including Part 14, Chapter 5, regarding disqualification or restriction undertaking in respect of any director of the Irish Guarantor and (v) in the case of the Irish Guarantor, any notice received under Section 1002 of the Taxes Consolidation Act 1997 of Ireland; and

(j)                 Lender Meetings. Borrower will participate in a meeting with Lender once during each calendar month to be held telephonically (or at such location or through other means as may be agreed to by Borrower and Lender) at such time as may be agreed to by Borrower and Lender.

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Section 5.2. Visitation; Verification. Each Credit Party shall keep true and accurate books of account in accordance with GAAP and shall permit Lender, upon reasonable notice and at the expense of the Borrower, during normal business hours to visit and inspect the premises of any Credit Party, to examine the books of account of any such Persons (and to make copies and/or extracts therefrom) and to discuss the affairs, finances and accounts of such Persons with, and to be advised as to the same by, the executives and officers of such Persons and to be advised as to such or other business records upon the request of Lender; provided that unless an Event of Default shall have occurred and be continuing (in which case the following limitations shall not apply), such visits and inspections shall be limited to once in each calendar year, the reasonable cost and expense thereof shall be borne by the Credit Parties.

Section 5.3. Maintenance of Properties. Each Credit Party shall maintain its corporate/legal existence and business, maintain its assets in good operating conditions and repair (subject to ordinary wear and tear and to all provisions of this Agreement permitting sales of certain assets of the Credit Parties), keep its business and assets adequately insured, maintain its chief executive office in the United States (as applicable) and continue to engage in the same or substantially similar lines of business.

Section 5.4. Notice of Material Events. Each Credit Party shall notify Lender promptly, but in any event within three (3) Business Days, in writing (i) of the occurrence of any Default or Event of Default, (ii) of any noncompliance with ERISA or proceeding in respect thereof which could have a Material Adverse Effect on such Person, (iii) of any threatened or pending litigation or other proceeding or claim affecting the Borrower, any of its Subsidiaries or any other Credit Party involving claims which in the reasonable judgment of such Person could result in liability in excess of $250,000 in the aggregate or any material change in any such litigation or proceeding previously reported (as detailed on Schedule 3.1(r)), (iv) of any claims which, in the reasonable judgment of the Borrower, could result in liability in excess of $250,000 in the aggregate against any assets or properties of any Credit Party encumbered in favor of Lender and (v) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 5.5. Use of Proceeds. The Borrower, each of its Subsidiaries and each of the other Credit Parties shall use the proceeds of the Loan only as permitted by Section 2.2 hereof.

Section 5.6. Further Assurances.

(a)               Each Credit Party shall cooperate with Lender, take such action, execute such documents, and provide such information as Lender may from time to time reasonably request in order to further effect the transactions contemplated by and the purposes of the Credit Documents.

(b)               Each Credit Party shall promptly, upon request by Lender, correct, and cause each of the other Credit Parties to any Credit Document to promptly correct any defect or error that may be discovered in any Credit Document or in the execution, acknowledgment or recordation of any Credit Document. Promptly upon request by Lender the Credit Parties shall execute, acknowledge, deliver, record, file and register any and all such further acts, deeds, conveyances, documents, security agreements, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations, notices of assignment, transfers, certificates, assurances and other instruments as Lender may reasonably require from time to time in order to carry out the purposes of each Credit Document. Without limiting the foregoing, each Credit Party shall (A) authorize Lender to file UCC-1 financing statements (and any similar filings in non-U.S. jurisdictions (including, in the case of the Irish Guarantor, the filing of particulars of the security with the Company Registrations Office of Ireland or the Revenue Commissioners of Ireland)) in all jurisdictions deemed necessary or desirable by Lender, and (B) take such action from time to time (including, without limitation, filing, executing and delivering such assignments, security agreement and other instruments) as shall be reasonably requested by Lender to create, to the extent required under the respective Collateral Documents and to the maximum extent permitted under applicable law, a first-priority perfected Lien in all of the Collateral (subject to Permitted Liens).

Section 5.7. Account Control Agreements. Each Credit Party shall enter into an account control agreement (or non-U.S. law equivalent) in form and substance acceptable to Lender as necessary to provide Lender with a perfected security interest in the Aspire Business Account and the other Deposit Accounts of any Credit Party listed on Schedule 5.7 (collectively, the “Controlled Accounts”) and any other Deposit Accounts as required pursuant to the terms of the Collateral Documents, as provided for under Section 9-104 of Article 9 of the UCC (or relevant non-U.S. law) for the purpose of perfecting the security interest which Lender has in such Deposit Account pursuant to the Collateral Documents. No arrangement contemplated hereby or by any account control agreement in respect of any Deposit Account of any Credit Party shall be modified by any Credit Party without the prior written consent of Lender.

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Section 5.8. Insurance.

(a)               Each Credit Party shall maintain and/or shall cause each of its Subsidiaries to maintain, at its respective expense, and keep in effect with financially sound and reputable insurance companies having a financial strength rating of at least A- by A.M. Best Company and otherwise reasonably acceptable to Lender, such insurance coverage as may be required by any Regulation or court decree or order applicable to it and such other insurance, including, without limitation, business interruption insurance, to such extent and against such hazards and liabilities, including employers’, public and professional liability risks, as is customarily maintained by companies similarly situated, and shall have insured amounts no less than, and deductibles no higher than those customarily maintained by companies similarly situated. Each Credit Party shall, and shall cause each of its Subsidiaries to, keep and maintain, at its expense, its material real and personal property insured against loss or damage by fire, theft, explosion, spoilage and all other risks ordinarily insured against by other owners or users of such properties in similar businesses in an amount equal to the full replacement or cash value thereof, subject to deductible amounts which the Borrower, in its reasonable judgment, deems prudent. Without limiting the foregoing, in the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area” (or any similar or equivalent designation under non-U.S. law), such Credit Party shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Credit Party within such area).

(b)               Each such policy of insurance shall (i) name Lender as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Lender, that names Lender as the loss payee thereunder and provides for at least thirty days’ prior written notice to Lender of any reduction in coverage or cancellation of such policy (or at least ten days’ prior written notice to Lender of any cancellation of such policy for non-payment). The Credit Parties shall from time to time upon request of Lender, furnish to Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Credit Parties, which shall be reasonably acceptable in all respects to Lender.

(c)               In the event any Credit Party either fails to provide Lender with evidence of the insurance coverage required by this Section 5.8 or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by any Credit Party hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premiums, and take any other action with respect thereto which Lender deems advisable. This insurance coverage (a) may, but need not, protect the Credit Parties’ interests in such property, including the Collateral, and (b) may not pay any claim made by, or against, the Credit Parties in connection with such property, including the Collateral. The Credit Parties may later cancel any such insurance purchased by Lender, but only after providing Lender with evidence that the Credit Parties have obtained the insurance coverage required by this Section 5.8. If Lender purchases insurance for the Collateral, the Credit Parties will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the principal amount of the Loan owing hereunder. The costs of the insurance may be more than the cost of the insurance the Credit Parties may be able to obtain on their own.

Section 5.9. [Reserved].

Section 5.10. Existence; Conduct of Business. Each Credit Party will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and good standing in the jurisdiction of its organization and the rights, licenses (including all applicable Gaming Approvals), permits privileges, franchises, patent, copyrights, trademarks, domain names, and trade names material to the conduct of its business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdiction in which the failure to be qualified in good standing would not reasonably be expected to have a Material Adverse Effect).

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Section 5.11. Payment of Obligations. Each Credit Party will pay its Indebtedness and other obligations, including Tax liability and obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.12. Compliance with Laws.

(a)               Each Credit Party will comply with all laws, rules, licenses, permits, Regulations and orders of any Governmental Body applicable to it or its property, including the PATRIOT Act, Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions Laws, except where the failure to comply, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)               Each Credit Party will comply with all Gaming Laws applicable to it or its property.

Section 5.13. Lender Gaming Approvals.

(a)               If Lender or any of its Affiliates is required to file an application for and/or obtain any gaming or gambling approval, authorization, permit or license (collectively, a “Lender License”) or otherwise disclose any confidential information to any Gaming Regulator in any Closing Date Jurisdiction, the Credit Parties will use commercially reasonable efforts to cooperate with Lender and/or its Affiliates and the relevant Gaming Regulator to limit the disclosure of such confidential information and revoke the requirement to obtain such Lender License.

(b)               If Lender or any of its Affiliates is required to take any actions in respect of a Lender License or otherwise disclose any confidential information to any Gaming Regulator in any New Jurisdiction, the Credit Parties will (i) use commercially reasonable efforts to cooperate with Lender and/or its Affiliates and the relevant Gaming Regulator to limit the disclosure of such confidential information and revoke the requirement to obtain such Lender License and (ii) cease operating in such New Jurisdiction until such time as Lender is reasonably satisfied that it is no longer required to take any actions in connection with such Lender License or disclose any such confidential information.

Section 5.14. New Credit Parties; Additional Collateral.

(a)               Not less than fifteen (15) days prior to any Person becoming a Subsidiary of a Credit Party after the Closing Date (whether through an acquisition or otherwise) (each, a “New Subsidiary”), the Credit Parties shall provide notice to Lender of such New Subsidiary. On or before the date any newly-formed New Subsidiary becomes operational, or the date any acquired New Subsidiary is so acquired, the Borrower shall cause such Subsidiary to become a Guarantor hereunder by executing a Guaranty in the form of Exhibit A hereto. Upon delivery of any such Guaranty to Lender, notice of which is hereby waived by the parties hereto, each such Guarantor shall be as fully a party hereto as if such Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Lender not to cause any Subsidiary of the Borrower to become a Guarantor hereunder. In addition to the preceding the Borrower shall cause (a) the parent of such New Subsidiary to execute a joinder to the applicable Collateral Document(s) granting and pledging a security interest in 100% of the Capital Stock of such New Subsidiary to Lender, and (b) such New Subsidiary to (i) deliver to Lender such New Subsidiary’s organizational documents and such other documents, resolutions, certificates and other items as are requested by Lender, in form and substance satisfactory to Lender, (ii) execute a joinder to the applicable Credit Documents in order to provide Lender a perfected security interest in and Lien on all of the real, personal and mixed property (whether tangible or intangible) (including Capital Stock) of such New Subsidiary, all pursuant to this Agreement and other documentation in form and substance satisfactory to Lender, and (iii) deliver such other documentation, make any filings and take any other actions that Lender may require in order to perfect its first priority security interest in the assets referred to herein. For the avoidance of doubt, the operations of any New Subsidiary shall be subject to Section 6.9.

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(b)               If any brand owned and/or operated by any Credit Party (a “Material Brand”) or any jurisdiction in which any Credit Party operates (a “Material Jurisdiction”) accounts for at least $3,500,000 of revenue (or the non-U.S. Dollar equivalent thereof) during any trailing twelve month period, then, upon the request of Lender, the Borrower shall cooperate with Lender to grant a perfected security interest in and Lien on such Material Brand (including, without limitation, any assets related thereto and the Capital Stock of any Subsidiary that owns and/or operates such Material Brand) and/or the assets located in such Material Jurisdiction (including, without limitation, the Capital Stock of any Subsidiary located in such Material Jurisdiction) and deliver such other documentation, make any filings and take any other actions that Lender may require in order to perfect its first priority security interest in the assets referred to herein.

Section 5.15. Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws; Gaming Laws. The Borrower will maintain in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions, Anti-Corruption Laws, Anti-Money Laundering Laws and Gaming Laws.

Section 5.16. Broker’s Claims. The Borrower hereby indemnifies and agrees to hold Lender harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by Lender in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Credit Document or the consummation of the transactions contemplated herein or therein. This Section 5.16 shall survive termination of this Agreement.

Section 5.17. Compliance with ERISA. Each Credit Party shall, and shall cause each of its ERISA Affiliates to: (i) maintain each Employee Benefit Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code, other Federal and State law and all applicable Regulations relating to employee benefit plans in non-U.S. jurisdictions; (ii) cause each Employee Benefit Plan which is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; (iii) not allow or suffer to exist any prohibited transaction involving any Employee Benefit Plan or any trust created thereunder which would subject such Credit Party or such ERISA Affiliate to a material tax or other liability on prohibited transactions imposed under Section 4975 of the Internal Revenue Code or ERISA; (iv) make all required contributions to any Employee Benefit Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Internal Revenue Code or the terms of such Employee Benefit Plan; (v) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Pension Plan; or (vi) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

Section 5.18. Cash Management Systems.

(a)               The Borrower shall direct or otherwise cause Aspire Global to pay directly to the Aspire Business Account all proceeds in respect of the Partner Share (as defined in the Operator Services Agreement) in accordance with the terms of the Operator Services Agreement and the Security by Title Transfer Agreement. All funds in the Aspire Business Account shall be distributed in accordance with Section 2.11 of this Agreement.

(b)               The Borrower shall not make, permit or suffer to exist (i) any amendment, modification or other change to the Operator Services Agreement or (ii) any change to the payment instructions with respect to the Partner Share (as defined in the Operator Services Agreement) or other amounts payable to the Aspire Business Account, in each case which would result, directly or indirectly, in amounts that would otherwise be paid into or directed to the Aspire Business Account being paid or directed to a different account or a Person other than Lender.

(c)               At all times the Borrower shall maintain a cash balance in the Aspire Business Account greater than $5,000,000 (the “Required Aspire Minimum Balance”); provided that the Required Aspire Minimum Balance shall be $0 if the Aspire Business EBITDA for the most recently ended four-Fiscal Quarter period is greater than $8,000,000, as demonstrated by delivery to Lender of the financial statements required pursuant to Section 5.1(b) and the related Compliance Certificate.

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Section 5.19. Board Observer Rights. Lender shall have the right to designate a non-voting representative to attend all meetings of the Board of Directors of the Borrower and any committees thereof (the “Board”), and will receive all information related to those meetings (including any reports or documents, if any, that are prepared for review by the Board at the same time as any members of the Board receive such documents); provided, that such observer may be required to leave, or not be allowed to attend, any meetings or portion thereof, and information or reports may be withheld (or parts thereof redacted), if the members of the applicable Board, by majority vote, reasonably believe (i) a conflict of interest or waiver of a privilege arises or may arise in connection with the issues being discussed at such meetings or contained in such information or reports, (ii) the failure to withhold such information or exclude such representative would reasonably be expected to cause the Board to breach its fiduciary duties, or (iii) that withholding such information or such exclusion is reasonably necessary to protect trade secrets. The Borrower shall reimburse Lender for the costs of attending such meetings.

Section 5.20. Process Agent.

(a)               Without prejudice to any other mode of service allowed under any relevant law, the Borrower shall cause each Guarantor domiciled outside of the United States (each, a “Foreign Guarantor”) to appoint a process agent satisfactory to Lender from the Closing Date through the repayment in full of all Obligations hereunder (i) to receive on behalf of such Foreign Guarantor and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York court arising out of or relating to this Agreement or any other Credit Document and (ii) to forward forthwith to the Borrower and each Foreign Guarantor at their respective addresses copies of any summons, complaint and other process which such Process Agent receives in connection with its appointment. Each Foreign Guarantor agrees that the failure of a process agent to notify such Foreign Guarantor of the process will not invalidate the proceeds concerned.

(b)               The initial process agent as of the Closing Date shall be as set forth in the Guaranty (the “Closing Date Process Agent”). If the appointment of the Closing Date Process Agent ceases to be effective for any reason, the Foreign Guarantors shall immediately appoint a further Person satisfactory to Lender in the in the State of New York to accept service of process on their behalf in the State of New York and, if the Foreign Guarantors do not appoint a process agent within fifteen (15) days after the prior appointment ceases to be effective, the Foreign Guarantors authorize Lender to appoint a process agent for the Foreign Guarantors.

Section 5.21. Accounting / Finance Systems. No later than November 30, 2022 the Borrower and its Subsidiaries shall have migrated from QuickBooks to an enterprise-level accounting software solution reasonably satisfactory to Lender.

Section 5.22. Financial Assistance. The Irish Guarantor shall comply in all respects with Section 82 of the Irish Companies Act, including in relation to the execution of the Credit Documents to which it is a party and performance of its obligations under such Credit Documents.

Section 5.23. Post-Closing Covenants. Within the time periods specified on Schedule 5.23 hereto (as each may be extended by Lender in its reasonable discretion), the Borrower shall complete such undertakings as are set forth on Schedule 5.23 hereto.

Article VI
Negative Covenants

Each Credit Party covenants and agrees that so long as the Loan or any other Obligation shall remain unpaid or unsatisfied, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article VI:

Section 6.1. Indebtedness. No Credit Party shall, or shall permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guaranty, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

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(a)               the Obligations;

(b)               Indebtedness in an aggregate amount not to exceed at any time $150,000 with respect to (i) Capital Leases and (ii) Purchase Money Debt; provided that in the case of clause (i), that any such Indebtedness shall be secured only by the asset subject to such Capital Lease, and, in the case of clause (ii), that any such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness;

(c)               Indebtedness of any Subsidiary to the Borrower or to any other Subsidiary, or of the Borrower to any Subsidiary; provided that (i) all such Indebtedness shall be evidenced by promissory notes and, if owed to a Credit Party, shall be subject to a first priority Lien in favor of Lender pursuant to the applicable Collateral Documents, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Lender, and (iii) any payment by any Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to the Borrower or to any of its Subsidiaries for whose benefit such payment is made;

(d)               Indebtedness under the Subordinated Note, subject to the terms of the Subordination Agreement;

(e)               the Indebtedness set forth on Schedule 6.1 to this Agreement, together with any renewals, extensions, modifications or replacements thereof, so long as (i) the principal amount thereof is not increased, (ii) the interest rate thereof is not increased, (iii) the terms and conditions thereof are not less favorable to the Credit Parties as those that were applicable to the original Indebtedness, (iv) if the original Indebtedness was unsecured, no additional security interest shall be provided and (v) if the original Indebtedness was secured, the security interest thereof shall be upon or in only the same property subject thereto;

(f)                Indebtedness in respect of Swap Contracts permitted by Section 6.20;

(g)               Indebtedness incurred in the ordinary course of business under a corporate credit card program in an aggregate amount not to exceed $100,000 at any time; and

(h)               other unsecured Indebtedness in an aggregate amount not to exceed at any time $100,000.

Section 6.2. Liens. No Credit Party shall create or incur, or cause any of its Subsidiaries to create or incur, any Liens on any of the property or assets of such Person, except:

(a)               the security interests and Liens of Lender granted pursuant to the Collateral Documents;

(b)               Liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Credit Party, as the case may be and with respect to which adequate reserves have been set aside on its books;

(c)               non-consensual statutory Liens (other than Liens securing the payment of taxes) arising in the ordinary course of such Credit Party’s business to the extent: (i) such Liens secure Indebtedness which is not overdue or (ii) such Liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Credit Party, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

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(d)               Liens securing Indebtedness permitted pursuant to Section 6.1(b); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(e)               pledges and deposits of cash by any Credit Party after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Credit Party as of the date hereof; provided that in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Lender;

(f)                judgments and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default; provided that (i) such Liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, and (iii) a stay of enforcement of any such Liens is in effect; and

(g)               the security interests and Liens set forth on Schedule 6.2.

Section 6.3. Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or a Guarantor), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than the Borrower or a Guarantor) in connection with such lease.

Section 6.4. Transactions with Shareholders and Affiliates. Without the prior consent of Lender, no Credit Party shall, nor shall it permit any of its Subsidiaries to directly or indirectly:

(a)               enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Credit Party, except in the ordinary course of business pursuant to the reasonable requirements of such Credit Party’s business (as the case may be) and upon fair and reasonable terms no less favorable to such Credit Party than such Credit Party would obtain in a comparable arm’s length transaction with an unaffiliated person; and

(b)               make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of any Credit Party, except reasonable compensation to officers, employees and directors for services rendered to a Credit Party in the ordinary course of business.

Section 6.5. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any joint venture, except:

(a)                Investments in Cash and Cash Equivalents;

(b)               equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in any wholly-owned Guarantors as provided for in Schedule 6.5 or any New Subsidiary in accordance with Section 6.9;

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(c)               Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Borrower and its Subsidiaries; provided that no Credit Party may make any Investments in or transfer any assets to the Cypriot Guarantor unless and until the Cypriot Share Pledge has been executed and delivered to Lender;

(d)               intercompany loans to the extent permitted under Section 6.1(c);

(e)               Capital Expenditures not to exceed $250,000 in any consecutive four Fiscal Quarter period;

(f)                Permitted Acquisitions; and

(g)               other Investments not to exceed $50,000 in any consecutive four Fiscal Quarter period.

Section 6.6. Merger; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, liquidate, enter Examinership, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a)               disposals of obsolete or worn out property;

(b)               Investments, including, without limitation, Permitted Acquisitions, made in accordance with Section 6.5;

(c)               Permitted Liens; and

(d)               Asset Sales, the proceeds of which (i) are less than $100,000 with respect to any single Asset Sale or series of related Asset Sales and (ii) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $500,000; provided that (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (2) no less than 100% thereof shall be paid in Cash, (3) the net proceeds thereof shall be applied as required by Section 2.8(d) and (4) such Asset Sale would not reasonably be expected to impair the ongoing operations of the Borrower and its Subsidiaries or otherwise result in a Material Adverse Effect; provided further that no Credit Party may transfer any assets to the Cypriot Guarantor unless and until the Cypriot Share Pledge has been executed and delivered to Lender.

Section 6.7. Fiscal Year; Fiscal Quarter. No Credit Party shall change its or any of its Subsidiaries’ Fiscal Year or Fiscal Quarter without the prior written consent of Lender.

Section 6.8. Restricted Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment except that (a) each Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Subsidiary of the Borrower that is a direct parent of such Subsidiary and (b) following the second (2nd) anniversary of the Closing Date, the Borrower may make Restricted Payments to make regularly scheduled repayments of principal and interest outstanding under the Subordinated Note in accordance with the terms of the Subordination Agreement; provided that (i) at the time of and after giving effect to any such payment, (x) the Borrower would be in pro forma compliance with the Financial Covenants, (y) no Default or Event of Default shall exist and (z) the unpaid principal balance of the Loan shall be less than or equal to $15,000,000 and (ii) no such Restricted Payment may be used to retire, redeem and/or prepay any Indebtedness under the Subordinated Note other than the regularly scheduled installment payments under the Subordinated Note as in effect on the Closing Date.

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Section 6.9. New Jurisdictions. No Credit Party shall (i) conduct business or obtain any Gaming Approval in any New Jurisdiction or (ii) obtain any Gaming Approval in its own name in any Closing Date Regulated Jurisdiction, in each case without obtaining the prior written consent of Lender (such approval not to be unreasonably withheld; provided that Lender may withhold consent in its sole discretion if Lender or any of its Affiliates would be required to take any actions in connection with a Lender License in such New Jurisdiction). If a Credit Party seeks to conduct any such business or obtain any such Gaming Approval such Credit Party shall undergo a regulatory review with respect to such New Jurisdiction with internal or external legal counsel and such review shall demonstrate to Lender’s reasonable satisfaction that the conduct of business in such New Jurisdiction will not have an adverse impact on Lender and/or require Lender or its Affiliates to take any actions in connection with a Lender License in such New Jurisdiction.

Section 6.10. Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall permit any of its Subsidiaries to, engage in any business other than (a) the business engaged in by such Credit Party on the Closing Date and similar or related businesses, and (b) such other lines of business as may be consented to by Lender.

Section 6.11. Restrictions on Subsidiary Distributions. Except as otherwise permitted herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by the Borrower or any other Subsidiary of the Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to the Borrower or any Subsidiary of the Borrower, (c) make loans or advances to the Borrower or any other Subsidiary of the Borrower, or (d) transfer any of its property or assets to the Borrower or any other Subsidiary of the Borrower other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(b) that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, or (iv) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement.

Section 6.12. Amendments to Organizational Documents and Material Contracts. No Credit Party shall (a) amend or permit any amendments to any Credit Party’s articles of incorporation, certificate of formation or incorporation, constitution, bylaws, operating agreement or limited partnership agreement or any similar organizational or constitutional document or (b) amend or permit any amendments to, or terminate or waive any provision of, any Material Contract, its accounting policies or reporting practices, except as required by GAAP, if, in the case of clause (a) or (b) above, such amendment, termination or waiver would be adverse to Lender.

Section 6.13. Financial Covenants.

(a)               Minimum Liquidity. Commencing with the Fiscal Quarter ending March 31, 2022, the Borrower shall not permit Liquidity as of the last day of any Fiscal Quarter to be less than the amount set forth below opposite the Aspire Business Net Leverage Ratio:

Aspire Business Net Leverage Ratio	Minimum Liquidity
≤ 3.0x	$5,000,000
> 3.0x	$7,500,000

(b)               Aspire Business Interest Coverage Ratio. The Borrower shall not permit the Aspire Business Interest Coverage Ratio for the four Fiscal Quarter period ending on any Fiscal Quarter set forth below to be less than the ratio set forth opposite such Fiscal Quarter period:

Four Fiscal Quarter Period Ending	Minimum Aspire Business Interest Coverage Ratio
3/31/2022	1.1x
6/30/2022	1.1x
9/30/2022	1.1x
12/31/2022	1.1x
3/31/2023 and thereafter	1.2x

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(c)               Aspire Business Net Leverage Ratio. The Borrower shall not permit the Aspire Business Net Leverage Ratio for the four Fiscal Quarter period ending on any Fiscal Quarter set forth below to be greater than the ratio set forth opposite such Fiscal Quarter period:

Four Fiscal Quarter Ending	Aspire Business Net Leverage Ratio
3/31/2022	4.00x
6/30/2022	4.00x
9/30/2022 and thereafter	3.75x

Section 6.14. Controlled Accounts. No Credit Party shall close any Controlled Account or any account over which security was provided pursuant to any of the Collateral Documents, or open any new Deposit Account that is not subject to an account control agreement or non-U.S. law equivalent in favor of Lender, in each case without the prior consent of Lender. No arrangement contemplated hereby or by any account control agreement in respect of any Deposit Account of any Credit Party shall be modified by any Credit Party without the prior written consent of Lender. No Credit Party may transfer any funds from any Controlled Account to any Deposit Account that is not subject to an account control agreement or non-U.S. law equivalent in favor of Lender other than transfers for purposes of payroll.

Section 6.15. Certain Changes. No Credit Party shall (a) other than as permitted under Section 5.1(a)(ii)(2), change its accounting firm or material accounting policies existing as of the Closing Date, (b) move any Credit Party’s principal office, executive office or principal place of business, (c) change its name, its organizational identification number, if it has one, its federal Taxpayer Identification Number, its type of organization, its jurisdiction of organization or other legal structure, or (d) fail to replace any member of Senior Management who ceases to be a member of Senior Management by reason of incapacitation or death with a substitute of similar or better qualifications within three (3) months of such cessation.

Section 6.16. Inconsistent Agreements. No Credit Party shall enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Credit Parties hereunder or by the performance by any Credit Party of any of its Obligations hereunder or under any other Credit Document or (b) prohibit any Credit Party from granting a Lien on any of its assets other than the Permitted Liens and restrictions on the assignment of contracts entered into in the ordinary course of its business.

Section 6.17. Cancellation of Indebtedness. No Credit Party shall cancel any claim or Indebtedness owing to it.

Section 6.18. Off-Balance Sheet Liabilities. No Credit Party shall enter into or suffer to exist any transaction pursuant to which any Credit Party incurs or has incurred any Off-Balance Sheet Liabilities.

Section 6.19. Issuance of Capital Stock. No Guarantor shall issue any Capital Stock other than (a) any issuance of shares of such Guarantor’s common Capital Stock pursuant to any employee or director option program, benefit plan or compensation program in effect as of the Closing Date (b) as otherwise approved in writing by Lender.

Section 6.20. Swaps. No Credit Party shall enter into any Swap Contract other than Swap Contracts designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices (and not for speculative purposes); provided that the entry into any Swap Contract and any transactions related thereto (including any amendments or terminations) shall be subject to the prior approval of Lender in its sole discretion.

Section 6.21. Center of Main Interests. The Irish Guarantor shall not, without prior written consent of Lender: (i) deliberately cause or allow its centre of main interests (as such term is used in Article 3(1) of the Insolvency Regulation) to change or (ii) to have an "establishment" (as that term in used in Article 2(10) of the Regulation) in any other jurisdiction, to the extent such matters would materially adversely affect the Lender.

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Article VII
Increased Costs; Taxes; Indemnification; Set Off; Etc.

Section 7.1. Increased Costs; Capital Adequacy. In the event that Lender shall have determined that the adoption, effectiveness, phase in or applicability after the Closing Date of any Regulation (or any provision thereof) regarding capital adequacy applicable to Lender, or any change therein or in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Body, central bank or comparable agency applicable to Lender, has or would have the effect of reducing the rate of return on the capital of Lender or any company controlling Lender as a consequence of, or with reference to, Lender’s obligations hereunder with respect to the Loans to a level below that which Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of Lender or such controlling corporation with regard to capital adequacy), then from time to time, after the adoption, effectiveness or applicability of such Regulation, within ten (10) Business Days after receipt by the Borrower from Lender of the statement referred to in the next sentence, the Borrower shall pay to Lender such additional amount or amounts as will compensate Lender or such controlling company on an after tax basis for such reduction. Lender shall deliver to the Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 7.1, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Section 7.2. Taxes; Withholding, etc.

(a)               Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 7.2) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)               Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Body in accordance with applicable law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.

(c)               Indemnification by Borrower. The Borrower shall indemnify Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 7.2) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to the Borrower by Lender, or by Lender on its own behalf, shall be conclusive absent manifest error.

(d)               Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Body pursuant to this Section 7.2, the Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(e)               Survival. Each party’s obligations under this Section 7.2 shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

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Section 7.3. Indemnification.

(a)               Indemnification by the Borrower. The Borrower and its Subsidiaries shall indemnify Lender and any Related Party of Lender (each such Person being called an “Indemnified Person”) against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnified Person) (collectively “Losses”) incurred by any Indemnified Person or asserted against any Indemnified Person by any Person (including the Borrower or any other Credit Party but other than such Indemnified Person and its Related Parties) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including any actions taken by an Indemnified Person under any Credit Document or with respect to the Collateral), (ii) any Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person or (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnified Person for breach in bad faith of such Indemnified Person’s obligations hereunder or under any other Credit Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b)               Contribution. If the indemnification provided for in Section 7.3(a) is prohibited under applicable Regulations to an Indemnified Person, then the Borrower, in lieu of indemnifying the Indemnified Person, will contribute to the amount paid or payable by the Indemnified Person as a result of the Losses in such proportion as is appropriate to reflect the relative fault of the Borrower, on the one hand, and of the Indemnified Person, on the other, in connection with the events or circumstances which resulted in the Losses as well as any other relevant equitable considerations.

Section 7.4. Right of Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, Lender is hereby authorized by each Credit Party at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by Lender to or for the credit or the account of any Credit Party against and on account of the Obligations of any Credit Party to Lender hereunder, irrespective of whether or not (a) Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loan or any other amounts due hereunder or the other Credit Documents shall have become due and payable and although such obligations and liabilities, or any of them, may be contingent or unmatured.

Article VIII
Events of Default

Section 8.1. Events of Default. Any one or more of the following events which shall occur shall constitute an “Event of Default”:

(a)               Failure to Make Payments When Due. The Borrower fails to pay any of the Obligations, including failure by the Borrower to pay when due any payment of principal of, or interest on, the Loan (including payments required to be made pursuant to Section 2.11), whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, or any fee or any other amount due hereunder, and such failure, except in respect of principal, is continuing for three (3) days after the due date therefor.

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(b)               Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in (i) Section 2.2, Section 5.1, Section 5.2, Section 5.3, Section 5.5, Section 5.7, Section 5.8, Section 5.10, Section 5.12, Section 5.14, Section 5.17, Section 5.18, Section 5.19 or Article VI or (ii) Article IV of the U.S. Security Agreement.

(c)               Nonperformance. Any failure to perform or default in the performance of any other covenant, condition or agreement contained in this Agreement (other than any such covenant, condition or agreement referred to in any other clause of this Section 8.1) by any Credit Party which, if capable of being cured, continues uncured for a period of fifteen (15) Business Days after the occurrence of such default.

(d)               Gaming Approvals. (i) Any Credit Party shall fail to maintain in full force and effect any Gaming Approval required for the operation of its business or (ii) any Gaming Regulator shall impose any condition or limitation on any Credit Party that could be reasonably expected to have a Material Adverse Effect.

(e)               Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing, pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made.

(f)                Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained in any of the other Credit Documents, other than any such term referred to in any other Subsection of this Section 8.1, and such default shall not have been remedied within ten (10) Business Days after the occurrence of such default.

(g)               Default on Other Indebtedness. A default, event of default or early termination event has been declared (evidenced by a notice) with regards to any Credit Party on any Indebtedness (other than the Obligations) having an aggregate principal balance (or net exposure) in excess of $25,000, in each case beyond the grace period, if any, provided therefor.

(h)               Involuntary Bankruptcy, Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under any Insolvency Laws now or hereafter in effect, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against any Credit Party under any Insolvency Laws now or hereafter in effect, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, interim receiver, receiver-manager, Examiner, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of such Credit Party’s property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party for all or a substantial part of its property or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged.

(i)                 Voluntary Bankruptcy, Appointment of Receiver, Etc. (i) Any Credit Party shall have an order for relief entered with respect to it or shall commence a voluntary case under any Insolvency Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, interim receiver, receiver-manager, Examiner, trustee or other custodian for all or a substantial part of its property; or any Credit Party shall make any assignment for the benefit of creditors, or (ii) any Credit Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Credit Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(h).

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(j)                Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $100,000 or (ii) in the aggregate at any time an amount in excess of $500,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Credit Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder).

(k)               Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of any Credit Party and such order shall remain undischarged or unstayed for a period in excess of ten (10) days.

(l)                Change of Control. A Change of Control shall occur.

(m)             Material Adverse Effect. A Material Adverse Effect shall occur.

(n)               Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) (x) this Agreement or any Credit Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or (y) Lender shall not have or shall cease to have a valid and perfected first priority Lien in any Collateral purported to be covered by the Collateral Documents (except (1) as expressly permitted by the Credit Documents or (2) as a result of the actions or failure to act by Lender), or (ii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability under any Credit Document to which it is a party.

(o)               Defaults Under Contracts and License Agreements. Any default by any Credit Party under any Material Contract or license agreement, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto.

(p)               Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien (other than Permitted Liens) against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of Lender and appealed, (ii) vacated, or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole but reasonable opinion of Lender acting in good faith, to become unsatisfactory as to value or character, or which causes Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Credit Parties to do any act deemed reasonably necessary by Lender to preserve and maintain the value and collectability of the Collateral.

(q)               Delisting. The suspension from trading or failure of the Capital Stock of the Borrower to be trading or listed on the Nasdaq exchange for a period of three (3) consecutive trading days.

Section 8.2. Remedies. Upon and after the occurrence of an Event of Default:

(a)               Non-Bankruptcy Related Defaults. In the case of any Event of Default specified in any Section other than Section 8.1(h) or 8.1(i), Lender may, by notice to the Borrower from time to time, declare the unpaid principal amount of the Loan, interest accrued thereon and all other Obligations to be immediately due and payable, which shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

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(b)               Bankruptcy Events of Default. In the case of either of the Events of Default specified in Section 8.1(h) or 8.1(i), automatically, without any notice to the Borrower or any other act by Lender, each of the following shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower: (i) the unpaid principal amount of and interest on the Loan and (ii) all other Obligations.

(c)               Remedies in All Events of Default. Lender shall (i) exercise all rights and remedies provided in the Credit Documents, (ii) exercise any right of counterclaim, setoff, banker’s lien or otherwise which it may have with respect to money or property of the Borrower, (iii) bring any lawsuit, action or other proceeding permitted by law for the specific performance of, or injunction against any violation of, any Credit Document and may exercise any power granted under or to recover judgment under any Credit Document, (iv) enforce any and all Liens and security interests created pursuant to Credit Documents, and (v) exercise any other right or remedy permitted by applicable Regulations.

(d)               Lender’s Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not Lender shall have accelerated the maturity of the Loan pursuant to Section 8.2, Lender, if owed any amount with respect to the Loan, may proceed to protect and enforce their rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Credit Documents or any instrument pursuant to which the Obligations to Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of Lender.

(e)               Remedies Cumulative. No remedy herein conferred upon Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

(f)                Prepayments. If payment of all or any part of the Obligations is tendered by or on behalf of any Borrower or otherwise recovered by or on behalf of Lender following an Event of Default under any circumstances prior to the Maturity Date, such tender or recovery shall be deemed a voluntary prepayment by the Borrower and the Borrower shall pay, in addition to such Obligations, an amount equal to the Applicable Prepayment Premium. The Applicable Prepayment Premium shall also become immediately due and owing in the event of any acceleration of the Obligations whether at the election of Lender or automatically pursuant to the terms of this Agreement. The Applicable Prepayment Premium shall be secured by all security and collateral for the Obligations and shall, after it becomes due and payable, be treated as if it were added to the Obligations for all purposes including accrual of interest, foreclosure and bankruptcy (including pursuant to Section 506 of the Bankruptcy Code).

Article IX
Miscellaneous

Section 9.1. Amendments and Waivers.

(a)               General. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall be effective without the written consent of Lender.

(b)               Effect of Notices, Waivers or Consents. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice (except as otherwise specifically required hereunder or under any other Credit Document) or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.1 shall be binding upon Lender and each Credit Party (as applicable) at the time outstanding

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Section 9.2. Notices. All notices, requests, demands and other communications to any party or given under any Credit Document (collectively, the “Notices”) will be in writing and delivered personally, by overnight courier or by registered mail to the parties at the following address or sent by e-mail, with confirmation received, to the e-mail addresses specified below (or at such other address or e-mail as will be specified by a party by like notice given at least five calendar days prior thereto):

(a)	If to the Borrower, at:

ESPORTS TECHNOLOGIES, INC.
197 E. California Ave., Ste 302

Las Vegas, Nevada 89104

Attention: Aaron Speach

Email: aspeach@esportstechnologies.com

With a copy to:

Gerard Casale, Esq.

Casale Alliance, LLP

1158 26th Street, Suite 325

Santa Monica, CA  90403

(b)	If to Lender, at:

CP BF LENDING, LLC
1910 Fairview Ave East

Suite 200

Seattle, WA 98102
Attention: Trent Stedman
E-mail: trents@columbiapacific.com & colinv@columbiapacific.com

With a copy to:

Crowell & Moring LLP

1001 Pennsylvania Ave., NW
Washington, DC 20004

Attn: Scott Lessne

Telephone: (202) 624-2597

Email: slessne@crowell.com

All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; (iii) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier; or (iv) if sent by e-mail or other electronic transmission, upon confirmation of receipt by the intended recipient. No notice to or demand on the Credit Parties in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances. Each of the parties will hereafter notify the other parties in accordance with this Section 9.2 of any change of address or telecopy number to which notice is required to be mailed.

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Section 9.3. Expenses. Whether or not the transactions contemplated hereby shall be consummated or any Loan shall be made, the Borrower agrees at all times to pay promptly:

(a)               all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; the reasonable fees, expenses and disbursements of counsel to Lender in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, supplements, waivers or other modifications thereto and any other documents or matters requested by the Borrower or any Credit Party and any expenses incurred by Lender and/or its Affiliates in connection with matters relating to any Lender License;

(b)               all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Lender, for the benefit of the Secured Parties, pursuant hereto, including, without limitation, filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Lender;

(c)               all the actual costs, fees and expenses incurred by Lender in connection with the making, administering, monitoring, servicing, or preserving of any Collateral of the Loan, including without limitation travel expenses, attorneys fees and expenses, and expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Lender; and

(d)               after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including, without limitation, allocated costs of internal counsel) and costs of settlement, incurred by Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents or in taking any action contemplated by any Credit Document by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty) or in connection with any negotiations, reviews, refinancing or restructuring of the credit arrangements provided hereunder, including, without limitation, in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

The foregoing shall be in addition to, and shall not be construed to limit, any other provisions of the Credit Documents regarding costs and expenses to be paid by the Borrower.

Section 9.4. Enforceability; Successors and Assigns.

(a)               Enforceability; Successors and Assigns. This Agreement will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned by the Borrower hereto without the prior written consent of Lender. Any assignment or attempted assignment in contravention of this Section 9.4 will be void ab initio and will not relieve the assigning party of any obligation under this Agreement.

(b)               Assignments. Lender may at any time assign (each, an “Assignment”) to any Person (other than a direct competitor of Borrower) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement, the other Credit Documents or the Obligations. Assignment shall be subject to the following:

(i)                 Assignments shall be made with the prior written consent (not to be unreasonably withheld or delayed) of the Borrower, provided that no consent of the Borrower shall be required for an assignment to an Affiliate of Lender or to an Approved Fund or, if an Event of Default has occurred and is continuing; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Lender within five (5) Business Days after having received notice thereof;

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(ii)              execution by Lender and such Assignee of an Assignment Agreement, in form and substance satisfactory to Lender (each, an “Assignment Agreement”) and delivery of same to the Borrower; and

(iii)            upon its receipt of a duly executed and completed Assignment Agreement, Lender shall record the information contained in such Assignment Agreement in the Register and give prompt notice thereof to the Borrower. From and after the effective date of an Assignment, the Assignee shall be a party hereto and, to the extent of the interest assigned pursuant to the Assignment, have the rights and obligations of Lender under this Agreement, and Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement. The Borrower hereby consents to the disclosure of any information obtained by Lender in connection with this Agreement to any Person to which Lender sells, or proposes to sell, the Loan.

(c)               Participations. Lender may sell participations to one or more Persons in all or a portion of Lender’s rights and obligations under this Agreement (including all or a portion of the Loan); provided that (i) Lender’s obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the Borrower for the performance of such obligations, and (iii) the Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which Lender sells a participation shall provide that Lender shall retain the sole right to enforce the Credit Documents and to approve any amendment, modification or waiver of any provision of the Credit Documents; provided that such agreement or instrument may provide that Lender will not, without the consent of the participant, agree to any amendment, modification or waiver to (i) extend the final scheduled maturity of any Loan in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect, (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Credit Documents) supporting the Loan hereunder. The Borrower agrees that each participant also shall be entitled to the benefits of Section 7.1 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.4; provided that a participant shall not be entitled to receive any greater payment under Section 7.1 than Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower’s prior written consent. To the extent permitted by law, each participant shall be entitled to the benefits of Section 7.3 as though it were a Lender. The Borrower hereby consents to the disclosure of any information obtained by Lender in connection with this Agreement and/or any other Credit Document to any Person to which Lender participates, or proposes to participate, the Loan.

Section 9.5. Integration. This Agreement and the other Credit Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings, whether written or oral, of the parties hereto.

Section 9.6. No Waiver; Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement or any of the other Credit Documents will operate as a waiver of such right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Credit Documents will be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.7. Submission to Jurisdiction. Each of the Credit Parties and Lender hereby (a) agrees that any Action with respect to any Credit Document may be brought only in the New York State courts or federal courts of the United States of America sitting in New York, (b) accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts, (c) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any Action in those jurisdictions, and (d) irrevocably consents to the service of process of any of the courts referred to above in any Action by the mailing of copies of the process to the parties hereto as provided in Section 9.2. Service effected as provided in this manner will become effective ten (10) calendar days after the mailing of the process.

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Section 9.8. Execution in Counterparts.

(a)               This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or a scanned copy by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.

(b)               Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Credit Document and/or (z) any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement, any other Credit Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Credit Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Credit Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require Lender to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent Lender has agreed to accept any Electronic Signature, Lender shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Credit Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, Borrower and each Credit Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among Lender, the Borrower and the other Credit Parties, Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Credit Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) Lender may, at its option, create one or more copies of this Agreement, any other Credit Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), and (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Credit Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Credit Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto

Section 9.9. Governing Law. This Agreement and the other Credit Documents, and all claims, disputes and matters arising hereunder or thereunder or related hereto or thereto, will be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions.

Section 9.10. Waiver of Jury. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

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Section 9.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 9.12. Survival. All representations, warranties, covenants, agreements, and conditions contained in or made pursuant to this Agreement or the other Credit Documents shall survive (a) the making of the Loan(s) and the payment of the Obligations and (b) the performance, observance and compliance with the covenants, terms and conditions, express or implied, of all Credit Documents, until the due and punctual (i) indefeasible payment of the Obligations and (ii) performance, observance and compliance with the covenants, terms and conditions, express or implied, of this Agreement and all of the other Credit Documents; provided, however, that the provisions of Section 5.16, Section 7.1, Section 7.2, Section 7.3 and Section 9.3 shall survive (i) indefeasible payment of the Obligations and (ii) performance, observance and compliance with the covenants, terms and conditions, express or implied, of this Agreement and all of the other Credit Documents.

Section 9.13. Maximum Lawful Interest. Notwithstanding anything to the contrary contained herein, in no event shall the amount of interest and other charges for the use of money payable under this Agreement or any other Credit Document exceed the maximum amounts permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and other charges for the use of money and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if the amount of such interest and other charges for the use of money or manner of payment exceeds the maximum amount allowable under applicable law, then, ipso facto as of the Closing Date, the Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Loan to the extent of such excess.

Section 9.14. Interpretation. As used in this Agreement, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. Unless otherwise expressly provided in this Agreement (a) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement and (b) article, section, subsection, schedule and exhibit references are references with respect to this Agreement unless otherwise specified. Unless the context otherwise requires, the term “including” will mean “including, without limitation.” The headings in this Agreement and in the Schedules are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

Section 9.15. Ambiguities. This Agreement and the other Credit Documents were negotiated between legal counsel for the parties and any ambiguity in this Agreement or the other Credit Documents shall not be construed against the party who drafted this Agreement or such other Credit Documents.

Section 9.16. Confidentiality. Lender agrees to hold any non-public information that it may receive from the Borrower or any other Credit Party pursuant to this Agreement (or pursuant to any other Credit Document) in confidence and consistent with their respective policies for handling material non-public information, except for disclosure: (a) to legal counsel and accountants for the Borrower, any Credit Party or Lender; (b) to the other professional advisors to the Borrower, any Credit Party, or Lender, provided that the recipient is advised of and agrees to be bound by the provisions of this Section 9.16; (d) to regulatory officials having jurisdiction Lender; (e) to any Governmental Body having regulatory jurisdiction over the Borrower or any other Credit Party, provided that Lender agrees to endeavor to notify the Borrower of any such disclosure; (f) as required by law or legal process or in connection with any legal proceeding, provided that Lender uses reasonable efforts to notify the Borrower prior to any such disclosure; (g) to any rating agency when required by it, provided that prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from Lender; and (h) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of the Loan, whether by assignment or participation, provided that the recipient is advised of and agrees to be bound by the provisions of this Section 9.16. For purposes of the foregoing, “non-public information” shall mean any information respecting the Borrower or any other Credit Party reasonably considered by the Borrower to be material and not available to the public and which has been identified as such by the applicable Credit Party, other than (i) information previously filed with any governmental agency and available to the public, (ii) information which is available to the general public at the time of use or disclosure, (iii) information which becomes available to the general public, other than by manner of unauthorized disclosure or use or (iv) information previously published in any public medium from a source other than, directly or indirectly, Lender. Nothing in this Section 9.16 shall be construed to create or give rise to any fiduciary duty on the part of Lender to the Borrower or any other Credit Party.

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Section 9.17. Borrower Representative.

(a)               Appointment. The Borrower is hereby appointed by each of the Guarantors as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Credit Document and the Borrower hereby accepts such appointment. Each of the Guarantors irrevocably authorizes the Borrower Representative to act as the contractual representative of such Guarantor with the rights and duties expressly set forth herein and in the other Credit Documents.

(b)               Notices. Upon the Borrower Representative’s receipt of any written notice from Lender hereunder or under any other Credit Document, the Borrower Representative shall promptly forward such notice to the Guarantors

(c)               Execution of Credit Documents. The Guarantors hereby empower and authorize the Borrower Representative, on behalf of the Guarantors, to execute and deliver to Lender the Credit Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Credit Documents, including, without limitation, the Compliance Certificates. Each Guarantor agrees that any action taken by the Borrower Representative in accordance with the terms of this Agreement or the other Credit Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Guarantors.

Section 9.18. Irish Guarantor. This Agreement does not apply to any liability to the extent that it would result in this Agreement: (a) constituting unlawful financial assistance within the meaning of Section 82 (Financial assistance for acquisition of shares) of the Irish Companies Act; or (b) being prohibited under Section 239 (Prohibition of loans, etc., to directors and connected persons) of the Irish Companies Act.

[Remainder of page intentionally left blank; signatures on following pages.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

ESPORTS TECHNOLOGIES, INC.

By: /s/ Aaron Speach

      Name: Aaron Speach

      Title: Chief Executive Officer

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GUARANTORS:

GLOBAL E-SPORTS ENTERTAINMENT GROUP LLC

By:	/s/ Aaron Speach
Name:	Aaron Speach
Title:	Manager

ESPORTSBOOK TECHNOLOGIES LIMITED

By:	/s/ Aaron Speach
Name:	Aaron Speach
Title:

ESEG LIMITED

By:	/s/ Aaron Speach
Name:	Aaron Speach
Title:	Manager

ESPORTS PRODUCT TECHNOLOGIES MALTA LTD

By:	/s/ Aaron Speach
Name:	Aaron Speach
Title:	Director

ESPORTS MARKETING TECHNOLOGIES LIMITED

By:	/s/ Aaron Speach
Name:	Aaron Speach
Title:	Director

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GOGAWI ENTERTAINMENT GROUP LIMITED

By:	ESEG Limited, its Director
By:	Global E-Sports Entertainment Group, LLC, its Director

By:	/s/ Aaron Speach
Name:	Aaron Speach
Title:	Manager

KARAMBA LIMITED

By:	/s/ David Magri
Name:	David Magri
Title:	Director

ESPORTS PRODUCT TRADING MALTA LIMITED

By:	/s/ Aaron Speach
Name:	Aaron Speach
Title:	Director

ESPORTS TECHNOLOGIES (ISRAEL) LTD

By:	/s/ Aaron Speach
Name:	Aaron Speach
Title:	Director

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LENDER:

CP BF LENDING, LLC
By: CP Business Finance GP, LLC, its manager,
By: Columbia Pacific Advisors, LLC, its manager

By:	/s/ Alan Spragins
Name:	Alan Spragins
Title:	COO & General Counsel

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